                               PURCHASE AGREEMENT


                                   dated as of

                                   May 7, 2000


                                     between


                               TYCO GROUP S.A.R.L.


                                       and


                           THOMAS & BETTS CORPORATION

                                TABLE OF CONTENTS
                                -----------------


                                                                           PAGE
                                                                           ----
                              ARTICLE 1DEFINITIONS

SECTION 1.01.  DEFINITIONS....................................................1

                           ARTICLE 2PURCHASE AND SALE


SECTION 2.01.  PURCHASE AND SALE..............................................6
SECTION 2.02.  EXCLUDED ASSETS................................................7
SECTION 2.03.  ASSUMED LIABILITIES............................................7
SECTION 2.04.  EXCLUDED LIABILITIES...........................................7
SECTION 2.05.  ASSIGNMENT OF CONTRACTS AND RIGHTS.............................7
SECTION 2.06.  PURCHASE PRICE.................................................7
SECTION 2.07.  CLOSING........................................................7
SECTION 2.08.  CLOSING STATEMENT..............................................8
SECTION 2.09.  ADJUSTMENT OF PURCHASE PRICE..................................10

                ARTICLE 3REPRESENTATIONS AND WARRANTIES OF SELLER


SECTION 3.01.  CORPORATE EXISTENCE AND POWER.................................11
SECTION 3.02.  CORPORATE AUTHORIZATION.......................................11
SECTION 3.03.  GOVERNMENTAL AUTHORIZATION....................................11
SECTION 3.04.  NONCONTRAVENTION..............................................11
SECTION 3.05.  REQUIRED CONSENTS.............................................12
SECTION 3.06.  ACQUIRED SUBSIDIARIES; OTHER EQUITY INTERESTS.................12
SECTION 3.07.  MATERIAL CONTRACTS............................................13
SECTION 3.08.  LITIGATION....................................................14
SECTION 3.09.  COMPLIANCE WITH LAWS AND COURT ORDERS.........................14
SECTION 3.10.  REAL PROPERTY.................................................14
SECTION 3.11.  INTELLECTUAL PROPERTY.........................................15
SECTION 3.12.  INSURANCE COVERAGE............................................17
SECTION 3.13.  FINDERS' FEES.................................................17
SECTION 3.14.  EMPLOYEES.....................................................17
SECTION 3.15.  EMPLOYEE BENEFIT PLANS........................................17



SECTION 3.16.  LABOR MATTERS.................................................20
SECTION 3.17.  ENVIRONMENTAL COMPLIANCE......................................21
SECTION 3.18.  SUFFICIENCY OF ASSETS; PERSONAL PROPERTY......................21
SECTION 3.19.  POWERS OF ATTORNEY............................................22
SECTION 3.20.  GUARANTIES....................................................22
SECTION 3.21.  NOTES AND ACCOUNTS RECEIVABLE.................................22
SECTION 3.22.  RESTRICTIONS ON BUSINESS ACTIVITIES...........................22
SECTION 3.23.  PRODUCT LIABILITY AND RECALL..................................22
SECTION 3.24.  PRODUCT WARRANTY..............................................23
SECTION 3.25.  UNDISCLOSED LIABILITIES.......................................23

                ARTICLE 4REPRESENTATIONS AND WARRANTIES OF BUYER


SECTION 4.01.  CORPORATE EXISTENCE AND POWER.................................23
SECTION 4.02.  CORPORATE AUTHORIZATION.......................................23
SECTION 4.03.  GOVERNMENTAL AUTHORIZATION....................................24
SECTION 4.04.  NONCONTRAVENTION..............................................24
SECTION 4.05.  FINANCING.....................................................24
SECTION 4.06.  LITIGATION....................................................24
SECTION 4.07.  FINDERS' FEES.................................................24
SECTION 4.08.  NO OTHER REPRESENTATIONS......................................24

                          ARTICLE 5COVENANTS OF SELLER


SECTION 5.01.  CONDUCT OF THE BUSINESS.......................................25
SECTION 5.02.  ACCESS TO INFORMATION; CONFIDENTIALITY........................26
SECTION 5.03.  NOTICES OF CERTAIN EVENTS.....................................27
SECTION 5.04.  RESIGNATIONS..................................................27
SECTION 5.05.  NON-COMPETITION AGREEMENT.....................................27
SECTION 5.06.  BANK ACCOUNTS; SAFE DEPOSIT BOXES.............................29
SECTION 5.07.  DIVIDENDS.....................................................29
SECTION 5.08.  CERTAIN SECURITY INTERESTS....................................29

                           ARTICLE 6COVENANTS OF BUYER


SECTION 6.01.  CONFIDENTIALITY...............................................29
SECTION 6.02.  ACCESS........................................................30
SECTION 6.03.  USE OF NAMES AND TRADEMARKS...................................30

                     ARTICLE 7COVENANTS OF BUYER AND SELLER



SECTION 7.01.  REASONABLE BEST EFFORTS; FURTHER ASSURANCES...................33
SECTION 7.02.  CERTAIN FILINGS...............................................33
SECTION 7.03.  PUBLIC ANNOUNCEMENTS..........................................34
SECTION 7.04.  WARN ACT......................................................34
SECTION 7.05.  TRANSITION SERVICES AGREEMENT.................................34
SECTION 7.06.  NOTICE OF OCCURRENCE OR NON-OCCURRENCE........................34
SECTION 7.07.  INTELLECTUAL PROPERTY LICENSES................................34
SECTION 7.08.  PRODUCT RECALL MATTERS........................................35

                              ARTICLE 8TAX MATTERS


SECTION 8.01.  DEFINITIONS...................................................36
SECTION 8.02.  TAX REPRESENTATIONS...........................................37
SECTION 8.03.  PURCHASE PRICE ALLOCATION; TAX COVENANTS......................38
SECTION 8.04.  TAX SHARING...................................................40
SECTION 8.05.  COOPERATION ON TAX MATTERS....................................40
SECTION 8.06.  INDEMNIFICATION BY SELLER.....................................40
SECTION 8.07.  SURVIVAL......................................................42

                           ARTICLE 9EMPLOYEE BENEFITS


SECTION 9.01.  EMPLOYEES AND OFFERS OF EMPLOYMENT............................42
SECTION 9.02.  SELLER PLANS..................................................44
SECTION 9.03.  THIRD PARTY BENEFICIARIES.....................................45
SECTION 9.04.  EXCLUDED EMPLOYEES............................................45
SECTION 9.05.  RETENTION AGREEMENTS..........................................45

                         ARTICLE 10CONDITIONS TO CLOSING


SECTION 10.01.  CONDITIONS TO OBLIGATIONS OF BUYER AND SELLER................46
SECTION 10.02.  CONDITIONS TO OBLIGATION OF BUYER............................47
SECTION 10.03.  CONDITIONS TO OBLIGATION OF SELLER...........................47

                       ARTICLE 11SURVIVAL; INDEMNIFICATION


SECTION 11.01.  SURVIVAL.....................................................48
SECTION 11.02.  INDEMNIFICATION..............................................48



SECTION 11.03.  PROCEDURES...................................................50
SECTION 11.04.  CALCULATION OF DAMAGES.......................................53
SECTION 11.05.  ASSIGNMENT OF CLAIMS.........................................53
SECTION 11.06.  EXCLUSIVITY..................................................54

                              ARTICLE 12TERMINATION


SECTION 12.01.  GROUNDS FOR TERMINATION......................................54
SECTION 12.02.  EFFECT OF TERMINATION........................................54

                             ARTICLE 13MISCELLANEOUS


SECTION 13.01.  NOTICES......................................................55
SECTION 13.02.  AMENDMENTS AND WAIVERS.......................................56
SECTION 13.03.  EXPENSES.....................................................56
SECTION 13.04.  SUCCESSORS AND ASSIGNS.......................................56
SECTION 13.05.  GOVERNING LAW................................................57
SECTION 13.06.  JURISDICTION.................................................57
SECTION 13.07.  WAIVER OF JURY TRIAL.........................................57
SECTION 13.08.  COUNTERPARTS; THIRD PARTY BENEFICIARIES......................57
SECTION 13.09.  ENTIRE AGREEMENT.............................................57
SECTION 13.10.  BULK SALES LAWS..............................................58
SECTION 13.11.  CAPTIONS.....................................................58
SECTION 13.12.  DISCLOSURE SCHEDULES.........................................58


                                                                           PAGE
                                                                           ----

                                     ANNEXES



Annex A           Reorganization
Annex B           Purchased Assets
Annex C           Excluded Assets
Annex D           Assumed Liabilities
Annex E           Excluded Liabilities
Annex F           Product Lines
Annex G           Buyer's Knowledge
Annex H           Seller's Knowledge
Annex I           Acquired Subsidiaries
Annex J           Transitional Services


                               PURCHASE AGREEMENT


         PURCHASE AGREEMENT dated as of May 7, 2000 between Tyco Group S.a.r.l., a Luxembourg corporation ("BUYER"), and Thomas & Betts Corporation, a Tennessee corporation ("SELLER").

                              W I T N E S S E T H :

         WHEREAS, Seller and certain of its subsidiaries conduct a business engaged in the manufacture, sale and distribution of electronic connectors and related products to the telecommunications, datacom, personal computer, automotive and other industries known as the Seller's Electronic OEM business;

         WHEREAS, Buyer desires to acquire the assets and assume certain liabilities of such business from Seller, and Seller desires to sell such assets and transfer certain of such liabilities to Buyer, upon the terms and subject to the conditions hereinafter set forth; and

         WHEREAS, in furtherance of the transactions described above, Seller will undertake the Reorganization (as defined below).

         The parties hereto agree as follows:



                                    ARTICLE 1

                                   DEFINITIONS

         SECTION 1.1.  DEFINITIONS.

          (a) The following terms, as used herein, have the following meanings:

         "ACCOUNTING REFEREE" means an internationally recognized accounting firm mutually acceptable to Buyer and Seller with no material relationship with Buyer and Seller or their Affiliates.

         "ACQUIRED SUBSIDIARIES" means the Domestic Acquired Subsidiaries and the Foreign Acquired Subsidiaries.

         "AFFILIATE" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such other Person.

         "ASSUMED LIABILITIES" means the liabilities and obligations set forth on Annex D to this Agreement.

         "BUSINESS" means essentially all of the Electronic OEM business of Seller and its subsidiaries consisting of the manufacture, sale and distribution of the Products as currently conducted by Seller and its subsidiaries.

         "BUYER DESIGNEE" means an Affiliate of Buyer notified to Seller not less than five days prior to the Closing Date.

         "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended on or prior to the Closing Date, and any rules or regulations promulgated thereunder on or prior to the Closing Date.

         "CLOSING DATE" means the date of the Closing.

         "DOMESTIC ACQUIRED SUBSIDIARIES" means each of the entities so identified on Annex I to this Agreement.

         "EMPLOYEE PLAN" means each employment, severance, retention, consulting or similar contract, plan, arrangement or policy and each other plan or arrangement providing for compensation, bonuses, profit-sharing, stock purchase, stock option or other equity-related rights or other forms of incentive or deferred compensation, vacation benefits, insurance coverage, health, medical or dental benefits, employee assistance program disability benefits, workers' compensation, supplemental unemployment benefits, severance benefits and post-employment or retirement benefits, including, without limitation, for any of the foregoing, any "employee benefit plan", as defined in Section 3(3) of ERISA, which is not an International Plan and (i) which is maintained, administered or contributed to by Seller or any of its ERISA Affiliates and covers any Business Employee or former Business Employee of Seller or any of its ERISA Affiliates or (ii) under which Seller or any of its ERISA Affiliates has any liability of any U.S. Business Employee or former Business Employee.

         "ENVIRONMENTAL LAWS" means any federal, state, local or foreign statutes, laws, regulations, rules, judgments, orders or decrees relating to human health and safety, the environment or to pollutants, contaminants, wastes or any toxic or otherwise hazardous substance, waste or material, each as in effect on or prior to the Closing Date.

         "ENVIRONMENTAL LIABILITIES" means any and all liabilities arising in connection with or in any way relating to the Business (as currently or previously conducted), the Purchased Assets or any activities or operations occurring or conducted at or in connection with the ownership or operation of the Real Property or any other real property or facility now or previously owned, leased or operated by Seller or any of its Subsidiaries in connection with the Business or by any Acquired Subsidiaries (including, without limitation, offsite disposal), whether accrued, contingent, absolute, determined, determinable or otherwise, which arise under or relate to any Environmental Law, but only to the extent such liabilities arise out of actions occurring or conditions existing prior to the Closing Date.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "ERISA AFFILIATE" of any entity means any other Person which, together with such Person, would be treated as a single employer under Section 414 of the Code.

         "EUROPEAN HEADQUARTERS" means the operations of Thomas & Betts Euro Distribution, Thomas & Betts European Centre, and Thomas & Betts Euro Service Centre that are primarily related to the Business.

         "EXCLUDED ASSETS" means the assets set forth on Annex C to this Agreement.

         "EXCLUDED EMPLOYEES" means (i) all employees of Thomas & Betts Euro Distribution S.A. and (ii) such employees of the European Headquarters that are not designated as "Business Employees" pursuant to Section 9.04

         "EXCLUDED LIABILITIES" means the obligations and liabilities set forth on Annex E to this Agreement.

         "FOREIGN ACQUIRED SUBSIDIARIES" means each of the entities so identified on Annex I to this Agreement.

         "HSR ACT" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

         "INTELLECTUAL PROPERTY RIGHT" means all United States and foreign patents, patent applications, all software programs and information technology (including any licenses therefore), trademarks (whether registered or unregistered), service marks, trade names, brand names, domain names, logos, copyrights and any applications therefor, and any other proprietary rights, including, without limitation, know-how, inventions, discoveries and improvements, shop rights, processes, methods and formulae, trade secrets, product drawings, specifications, designs, opinions of counsel and other technical information.

         "INTERNATIONAL PLAN" means each employment, severance, consulting or similar contract, plan, arrangement or policy and each other plan or arrangement providing for compensation, bonuses, profit-sharing, stock purchase, stock option or other equity-related rights or other forms of incentive or deferred compensation, vacation benefits, insurance coverage, health, medical or dental benefits, employee assistance program, disability benefits, workers' compensation, supplemental unemployment benefits, severance benefits and post-employment or retirement benefits which is maintained primarily for the benefit of Other Business Employees or former Other Business Employees.

         "KEY COUNTRIES" means the United States, Germany, France, the United Kingdom, Italy, Singapore, Switzerland and Japan.

         "KNOWLEDGE OF BUYER", "BUYER'S KNOWLEDGE" or any other similar knowledge qualification in this Agreement means to the actual knowledge of the individuals set forth on Annex G to this Agreement.

         "KNOWLEDGE OF SELLER," "SELLER'S KNOWLEDGE" or any other similar knowledge qualification in this Agreement means to the actual knowledge of the individuals set forth on Annex H to this Agreement.

         "LIEN" means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest or encumbrance in respect of such property or asset.

         "MATERIAL ADVERSE EFFECT" means a material adverse effect on the business, assets or results of operations of the Business, except any such effect resulting from or arising in connection with (i) changes or conditions affecting the electronic components industry generally or (ii) changes in economic, regulatory or political conditions generally.

         "PERSON" means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

         "PRODUCTS" means those product lines set forth on Annex F hereto.

         "PURCHASED ASSETS" means the assets set forth on Annex B to this Agreement.

         "REORGANIZATION" means the transactions set forth on Annex A to this Agreement.

         "SELLER DESIGNEE" means a Subsidiary of Seller which owns any of the Purchased Assets notified to Buyer not less than ten days prior to the Closing Date.

         "SELLER NAME" means "Thomas & Betts", "T&B" and any and all derivations thereof.

          (b) Each of the following terms is defined in the Section set forth opposite such term:

         ____                                               _______
         TERM                                               SECTION
         Accounting Certification                                   2.08
         Acquired Business                                          5.05
         Acquired Subsidiary Securities                          3.06(b)
         Allocation Statement                                       8.03
         Base Long-Term Tangible Assets                             2.09
         Base Working Capital                                       2.09
         Basket Amount                                             11.02
         Business Employee                                          3.14
         Business Intellectual Property Rights                      3.11
         Buyer                                             Preamble
         Cap Amount                                                11.02
         Closing                                                    2.07
         Closing Long-Term Tangible Assets                          2.08
         Closing Statement                                          2.08
         Closing Working Capital                                    2.08
         Code                                                       8.01
         Collective Bargaining Agreement                            3.16
         Combined Tax                                               8.01
         Competing Business                                         5.05
         Damages                                                   11.02



         ____                                               _______
         TERM                                               SECTION
         Environmental Deductible                                  11.02
         Excluded Employees                                         9.04
         Existing Inventory                                         6.03
         Final Long-Term Tangible Assets                            2.09
         Final Working Capital                                      2.09
         Indemnified Party                                         11.03
         Indemnifying Party                                        11.03
         Loss                                                    8.06(a)
         Marked Instrumentalities                                   6.03
         Other Business Employee                                    3.14
         Other Marked Assets                                        6.03
         Permitted Liens                                            3.10
         Potential Contributor                                     11.05
         Pre-Closing Tax Period                                     8.01
         Price Allocation                                        8.03(b)
         Primary Closing                                           10.01
         Purchase Price                                             2.06
         Real Property                                              3.10
         Required Consents                                          3.05
         Returns                                                    8.02
         Section 338(h)(10) Election                             8.03(b)
         Seller                                            Preamble
         Seller Group                                               8.01
         Seller 401(k) Plans                                        9.02
         Subsequent Closing                                        10.01
         Subsidiary                                                 8.01
         Tax                                                        8.01
         Tax Asset                                                  8.01
         Tax Benefit                                             8.06(c)
         Tax Sharing Agreement                                      8.01
         Taxes Act                                                  3.15
         Taxing Authority                                           8.01
         Third Party Claim                                         11.03
         Transferred Employees                                      9.01
         UK Pension Schemes                                         3.15
         U.S. Business Employee                                     3.14
         WARN Act                                                   7.04


                                    ARTICLE 2

                                PURCHASE AND SALE

         SECTION 2.1. PURCHASE AND SALE. Except as otherwise provided below, upon the terms and subject to the conditions of this Agreement, Buyer agrees to purchase, accept and acquire or cause one or more Buyer Designees to purchase, accept and acquire from Seller or one or more Seller Designees and Seller agrees to sell, convey, transfer, assign and deliver, or cause to be sold, conveyed, transferred, assigned and delivered, to Buyer or one or more Buyer Designees at the Closing, free and clear of all Liens, other than Permitted Liens, all of Seller's right, title and interest in, to and under the Purchased Assets.

         SECTION 2.2. EXCLUDED ASSETS. Buyer expressly understands and agrees that the Excluded Assets shall be excluded from the Purchased Assets.

         SECTION 2.3. ASSUMED LIABILITIES. Upon the terms and subject to the conditions of this Agreement, Buyer agrees, effective at the time of the Closing, to assume, or to cause one or more Buyer Designees to assume, any and all Assumed Liabilities and to subsequently pay, honor and discharge when due and payable the Assumed Liabilities, subject to the terms of this Agreement.

         SECTION 2.4. EXCLUDED LIABILITIES. Seller expressly understands and agrees that the Excluded Liabilities shall be excluded from the Assumed Liabilities and Seller shall, or shall cause one or more Seller Designees to subsequently pay, honor and discharge when due and payable all of the Excluded Liabilities, subject to the terms of this Agreement.

         SECTION 2.5. ASSIGNMENT OF CONTRACTS AND RIGHTS. Anything in this Agreement to the contrary notwithstanding, this Agreement shall not constitute an agreement to assign any Purchased Asset or any right thereunder if an attempted assignment, without the consent of a third party, would constitute a breach or in any way adversely affect the rights of Buyer or Seller thereunder. If such consent is not obtained, Seller and Buyer will cooperate in a mutually agreeable arrangement under which Buyer would obtain the benefits and assume the obligations thereunder in accordance with this Agreement.

         SECTION 2.6. PURCHASE PRICE. The purchase price for the Purchased Assets (the "PURCHASE PRICE") is $750,000,000 in cash, less any indebtedness for borrowed money of any Acquired Subsidiary outstanding as of the Closing Date. The Purchase Price shall be paid as provided in Section 2.07 and shall be subject to adjustment as provided in Section 2.09.

         SECTION 2.7. CLOSING. (a The closing (the "CLOSING") of the purchase and sale of the Purchased Assets and the assumption of the Assumed Liabilities hereunder shall take place at the offices of Davis Polk & Wardwell, 450 Lexington Avenue, New York, New York, as soon as possible, but in no event later than ten business days, after satisfaction of the conditions set forth in
Article 10, or at such other time or place as Buyer and Seller may agree. At the
Closing:

                  (i Buyer shall deliver $750,000,000, less any indebtedness for borrowed money of any Acquired Subsidiary outstanding as of the Closing Date, in immediately available funds by wire transfer to an account or accounts designated by Seller, by notice to Buyer, not later than two business days prior to the Closing Date.

                 (ii Seller and Buyer shall enter into such assignment and assumption agreements, deeds, purchase agreements, bills of sale, endorsements, consents, and other good and sufficient instruments of conveyance and assignment and shall make all appropriate filings as the parties and their respective counsel shall deem reasonably necessary for Buyer and/or one or more Buyer Designees to acquire all right, title and interest in, to and under the Purchased Assets and to assume all of the Assumed Liabilities.

          (b With respect to Acquired Subsidiaries as to which directors or other nominees of Seller or its subsidiaries own shares of capital stock for the purpose of satisfying requirements of applicable law, Seller and Buyer shall take all necessary or appropriate action to effect the transfer of such shares to new directors or other nominees designated by Buyer as, when and to the extent permitted by applicable law.

          (c In the event that Buyer desires to have any tangible Purchased Assets delivered to a location other than the location at which such assets are located on the Closing Date, as promptly as practicable following the Closing, Seller shall cause such assets to be shipped to the location specified in writing by Buyer, the cost of such shipment and all applicable duties, customs and similar fees relating to such shipments to be borne by Buyer.

         SECTION 2.8. CLOSING STATEMENT. (a As promptly as practicable, but no later than 90 days, after the Closing Date, Buyer will cause to be prepared and delivered to Seller a statement setting forth Buyer's calculation of Closing Working Capital and Closing Long-Term Tangible Assets (the "CLOSING STATEMENT") and the Accounting Certification. The Closing Statement shall fairly present the book value of all items relevant to the calculation of Closing Working

Capital and Closing Long-Term Tangible Assets as at the close of business on the Closing Date in accordance with generally accepted accounting principles in the United States applied on a consistent basis with Thomas & Betts Corporation's audited financial statements for prior years. "ACCOUNTING CERTIFICATION" means a report in which PriceWaterhouseCoopers LLP, or such other firm of similar stature as selected by Buyer and reasonably satisfactory to Seller, certifies that the Closing Statement and all values and calculations therein have been calculated in accordance with this Section 2.08. "CLOSING WORKING CAPITAL" means the excess of (x) all inventories net of reserves, accounts receivable net of reserves which are classified as current assets, and cash, cash equivalents, marketable securities and similar investments over (y) trade payables, in each case as shown on the Closing Statement, and determined excluding the effect (including the Tax effect) of any act, event or transaction occurring after the Closing. "CLOSING LONG-TERM TANGIBLE ASSETS" means all property, plant and equipment net of accumulated depreciation and the equity investment of the Acquired Subsidiaries in Exemplar/T&B L.L.C., in each case as shown on the Closing Statement, and determined excluding the effect (including the Tax effect) of any act, event or transaction occurring after the Closing.

          (b If Seller disagrees with Buyer's calculation of Closing Working Capital or Closing Long-Term Tangible Assets delivered pursuant to Section 2.08(a), Seller may, within 30 days after delivery of the documents referred to in Section 2.08(a), deliver a notice to Buyer disagreeing with such calculation and setting forth Seller's calculation of such amount. Any such notice of disagreement shall specify those items or amounts as to which Seller disagrees, and Seller shall be deemed to have agreed with all other items and amounts contained in the Closing Statement and the calculations of Closing Working Capital and Closing Long-Term Tangible Assets delivered pursuant to Section 2.08(a).

          (c If a notice of disagreement shall be duly delivered pursuant to Section 2.08(b), Buyer and Seller shall, during the 30 days following such delivery, use their best efforts to reach agreement on the disputed items or amounts in order to determine, as may be required, the amount of Closing Working Capital and Closing Long-Term Tangible Assets, which amounts shall not be less than the amounts thereof shown in Buyer's calculations delivered pursuant to
Section 2.08(a) nor more than the amounts thereof shown in Seller's calculation delivered pursuant to Section 2.08(b). If during such period, Buyer and Seller are unable to reach such agreement, they shall promptly thereafter cause the Accounting Referee promptly to review this Agreement and the disputed items or amounts for the purpose of calculating Closing Working Capital and Closing Long-Term Tangible Assets. In making such calculation, the

Accounting Referee shall consider only those items or amounts in the Closing Statement or Buyer's calculation of Closing Working Capital and Closing Long-Term Tangible Assets as to which Seller has disagreed. The Accounting Referee shall deliver to Buyer and Seller, as promptly as practicable, a report setting forth such calculation. Such report shall be final and binding upon Buyer and Seller. The cost of such review and report shall be borne equally by Buyer and Seller.

          (d Buyer and Seller agree that they will, and agree to cause their respective independent accountants to, cooperate and assist in the preparation of the Closing Statement and the calculation of Closing Working Capital and Closing Long-Term Tangible Assets and in the conduct of the audits and reviews referred to in this Section 2.08, including without limitation, the making available to the extent necessary of books, records, work papers and personnel. Notwithstanding the generality of the foregoing, Buyer agrees that representatives of Seller and Seller's independent accounting firm may participate in any physical inventory and observation of assets at the Business' facilities undertaken by Buyer in connection with the preparation of the Closing Statement, the costs of such participation to be for Seller's account.

          (e If there shall occur a Primary Closing and one or more Subsequent Closings (as defined below) as contemplated by Section 10.01(b), for purposes of this Section 2.08 the "Closing Date" shall be the date of the Primary Closing (as defined below), and the calculations required hereunder shall be made with respect to the entirety of the Business as of such date.

         SECTION 2.9. ADJUSTMENT OF PURCHASE PRICE. (a If Base Working Capital exceeds Final Working Capital, Seller shall pay to Buyer, as an adjustment to the Purchase Price, in the manner and with interest as provided in Section 2.09(c), the amount of such excess. "BASE WORKING CAPITAL" means $233,000,000. "FINAL WORKING CAPITAL" means Closing Working Capital (i) as shown in Buyer's calculation delivered pursuant to Section 2.08(a), if no notice of disagreement with respect thereto is duly delivered pursuant to Section 2.08(b); or (ii) if such a notice of disagreement is delivered, (A) as agreed by Buyer and Seller pursuant to Section 2.08(c) or (B) in the absence of such agreement, as shown in the Accounting Referee's calculation delivered pursuant to Section 2.08(c); PROVIDED that in no event shall Final Working Capital be less than Buyer's calculation of Closing Working Capital delivered pursuant to Section 2.08(a) or more than Seller's calculation of Closing Working Capital delivered pursuant to
Section 2.08(b).

          (b If Base Long-Term Tangible Assets exceeds Final Long-Term Tangible Assets, Seller shall pay to Buyer, as an adjustment to the Purchase Price, in the manner and with interest as provided in Section 2.09(c), the amount of such excess. "BASE LONG-TERM TANGIBLE ASSETS" means $191,000,000. "FINAL LONG-TERM TANGIBLE ASSETS" means Closing Long-Term Tangible Assets (i) as shown in Buyer's calculation delivered pursuant to Section 2.08(a), if no notice of disagreement with respect thereto is duly delivered pursuant to Section 2.08(b); or (ii) if such a notice of disagreement is delivered, (A) as agreed by Buyer and Seller pursuant to Section 2.08(c) or (B) in the absence of such agreement, as shown in the Accounting Referee's calculation delivered pursuant to Section 2.08(c); PROVIDED that in no event shall Final Long-Term Tangible Assets be less than Buyer's calculation of Closing Long-Term Tangible Assets delivered pursuant to Section 2.08(a) or more than Seller's calculation of Closing Long-Term Tangible Assets delivered pursuant to Section 2.08(b).

        (c Any payment pursuant to Section 2.09(a) or 2.09(b) shall be made at a mutually convenient time and place within 10 days after Final Working Capital and Final Long-Term Tangible Assets have been determined pursuant to this
Section 2.09, by delivery by Seller, by wire transfer of immediately available funds, to Buyer. The amount of any payment to be made pursuant to this Section
2.09 shall bear interest from and including the Closing Date to but excluding the date of payment at a rate per annum equal to the Prime Rate as published in the WALL STREET JOURNAL, Eastern Edition in effect from time to time during the period from the Closing Date to the date of payment. Such interest shall be payable at the same time as the payment to which it relates and shall be calculated daily on the basis of a year of 365 days and the actual number of days elapsed.


                                    ARTICLE 3

                    REPRESENTATIONS AND WARRANTIES OF SELLER

         Except as previously disclosed to Buyer in writing, Seller represents and warrants to Buyer as of the date hereof and as of the Closing Date that:

         SECTION 3.1. CORPORATE EXISTENCE AND POWER. Seller is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all corporate powers and all material governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted.

         SECTION 3.2. CORPORATE AUTHORIZATION. The execution, delivery and performance by Seller of this Agreement and the consummation of the transactions contemplated hereby are within Seller's corporate powers and have been duly authorized by all necessary corporate action on the part of Seller. This Agreement constitutes a valid and binding agreement of Seller.

         SECTION 3.3. GOVERNMENTAL AUTHORIZATION. Except as set forth on
Schedule 3.03, the execution, delivery and performance by Seller of this Agreement and the consummation of the transactions contemplated hereby require no action by or in respect of, or filing with, any governmental body, agency or official other than (i) compliance with any applicable requirements of the HSR Act and any other applicable antitrust, competition or merger control laws; (ii) any such action or filing as to which the failure to make or obtain would not materially delay the consummation of the transactions contemplated hereby or materially impair the ability of Buyer to conduct the Business as currently conducted, and (iii) any filings or notices not required to be made or given until after the Closing Date.

       SECTION 3.4. NONCONTRAVENTION. Except as set forth on Schedule 3.04, the execution, delivery and performance by Seller of this Agreement and the consummation of the transactions contemplated hereby by Seller and any Seller Designee do not and will not (i) violate the certificate of incorporation or bylaws of Seller or any Acquired Subsidiary, (ii) assuming compliance with the matters referred to in Section 3.03, violate in any material respect any applicable law, rule, regulation, judgment, injunction, order or decree, (iii) assuming the obtaining of all Required Consents, constitute a material default under or give rise to any right of termination, cancellation or acceleration of any material right or obligation or to a loss of any material benefit under any agreement disclosed or required to be disclosed pursuant to Section 3.07 or (iv) result in the creation or imposition of any Lien on any Purchased Asset, except for Permitted Liens.

         SECTION 3.5. REQUIRED CONSENTS. Schedule 3.05 sets forth each agreement disclosed or required to be disclosed pursuant to Section 3.07 or Section 3.11(e) requiring a consent or other action by any Person as a result of the execution, delivery and performance of this Agreement (the "REQUIRED CONSENTS").

         SECTION 3.6. ACQUIRED SUBSIDIARIES; OTHER EQUITY INTERESTS. (a Each Acquired Subsidiary is a corporation, partnership or company duly organized, validly existing and, to the extent applicable in such jurisdiction, in good standing under the laws of its jurisdiction of incorporation, has all corporate powers and all material governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted, and is duly qualified to do business as a foreign corporation and is, to the extent applicable in such jurisdiction, in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect.

          (b Except as set forth on Schedule 3.06(b), all of the outstanding capital stock or other voting securities of each Acquired Subsidiary is owned by Seller, directly or indirectly, free and clear of any Lien and free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other voting securities). There are no outstanding (i) securities of Seller or any Acquired Subsidiary convertible into or exchangeable for shares of capital stock or voting securities of any Acquired Subsidiary or (ii) options or other rights to acquire from Seller or any Acquired Subsidiary, or other obligation of Seller or any Acquired Subsidiary to issue, any capital stock, voting securities or securities convertible into or exchangeable for any capital stock or voting securities of any Acquired Subsidiary (the items in clauses 3.06(b)(i) and 3.06(b)(ii) being referred to collectively as the "ACQUIRED SUBSIDIARY SECURITIES"). There are no outstanding obligations of Seller or any Acquired Subsidiary to repurchase, redeem or otherwise acquire any outstanding Acquired Subsidiary Securities.

          (c Except as set forth on Schedule 3.06(c), none of the Acquired Subsidiaries owns, directly or indirectly, any interest or investment in any corporation, company, partnership, joint venture, trust or other entity.

         SECTION 3.7. MATERIAL CONTRACTS. (a Except as disclosed in Schedule 3.07, with respect to the Business, neither Seller nor any Acquired Subsidiary is a party to or bound by:

                  (i any lease (whether of real or personal property) providing for annual rentals of $250,000 or more that cannot be terminated on not more than 60 days' notice without payment by Seller or any Acquired Subsidiary of a penalty in excess of $200,000;

                 (ii any agreement for the purchase of materials, supplies, goods, services, equipment or other assets providing for annual payments by Seller or any Acquired Subsidiary of $500,000 or more that cannot be terminated on not more than 60 days' notice without payment by Seller or any Acquired Subsidiary of a penalty in excess of $100,000;

                (iii any sales, distribution or other similar agreement providing for the sale by Seller or any Acquired Subsidiary of materials, supplies, goods, services, equipment or other assets that provides for annual payments to Seller or any Acquired Subsidiary of $350,000 or more;

                  (iv any partnership, joint venture or other similar agreement or arrangement;

                  (v any agreement relating to the acquisition or disposition of any business (whether by merger, sale of stock, sale of assets or otherwise);

                  (vi any agreement relating to indebtedness for borrowed money that will be outstanding as of the Closing, except trade payables incurred in the ordinary course of business;

                  (vii any agreement that limits in any material respect the freedom of any Acquired Subsidiary to compete in any line of business or with any Person or in any area;

                  (viii any material agreement with or for the benefit of any Affiliate of Seller (other than the Acquired Subsidiaries) or any director or officer of Seller or any Acquired Subsidiary, other than agreements that will not survive the Closing Date and for which neither any Acquired Subsidiary nor Buyer or any Buyer Designee will have any liability following the Closing; or

                  (ix any other agreement, commitment, arrangement or plan not made in the ordinary course of business that is material to the Business.

          (b Each contract, agreement or arrangement required to be disclosed pursuant to this Section 3.07 a valid and binding agreement of Seller or an Acquired Subsidiary and is in full force and effect. Neither Seller nor any Seller Designee or any Acquired Subsidiary is in default in any material respect under the terms of any such contract, agreement or arrangement. To the knowledge of Seller, no party thereto (other than Seller or any Seller Designee or any Acquired Subsidiary) is in default or breach in any material respect under the terms of any such contract, agreement or arrangement.

          (c Neither Seller nor any Acquired Subsidiary or Seller Designee is in breach in any material respect under the terms of any contract, agreement or arrangement required to be disclosed pursuant to this Section 3.07, except for such defaults or breaches that could not reasonably be expected to have a Material Adverse Effect.

         SECTION 3.8. LITIGATION. (a Except as set forth on Schedule 3.08(a), there is no action, suit, investigation or proceeding pending against the Business before any court or arbitrator or any governmental body, agency or official which could reasonably be expected to have a Material Adverse Effect.

          (b Except as set forth on Schedule 3.08(b), to Seller's knowledge, there is no action, suit, investigation or proceeding threatened against the Business before any court or arbitrator or any governmental body, agency or official which could reasonably be expected to result in a material adverse judgment against any Acquired Subsidiary or which in any manner challenges or seeks to prevent, enjoin, alter or materially delay the transactions contemplated by this Agreement.

         SECTION 3.9. COMPLIANCE WITH LAWS AND COURT ORDERS. Neither Seller nor any Acquired Subsidiary is in violation in any material respect of any law, rule, regulation, judgment, injunction, order or decree applicable to the Purchased Assets or the conduct of the Business.

         SECTION 3.10. REAL PROPERTY. (a Schedule 3.10 describes all real property used or held for use primarily in the Business which Seller, directly or indirectly, owns, leases, operates or subleases (the "REAL PROPERTY").

          (b Seller or an Acquired Subsidiary has good title to, or in the case of any leased Real Property has valid leasehold interests in, all Real Property, except where the failure to have such good title or valid leasehold interests would not materially impair the value or materially interfere with the present use of such Real Property. There are no events or circumstances affecting any of the Real Property pending or, to the knowledge of Seller threatened, which could reasonably be expected to materially impair the value or materially interfere with the present use of such Real Property. Except as set forth on Schedule 3.10, all leases of Real Property are in good standing and are valid, binding and enforceable in accordance with their respective terms. There does not exist under any such lease any default or any event which with notice or lapse of time or both would constitute a material default by Seller or an Acquired Subsidiary thereunder. No Real Property is subject to any Lien, except:

                  (i Liens disclosed on Schedule 3.10;

                  (ii Liens for taxes, assessments and similar charges that are not yet due or are being contested in good faith;

                  (iii mechanic's, materialman's, carrier's, repairer's and other similar Liens arising or incurred in the ordinary course of business or that are not yet due and payable or are being contested in good faith;

                  (iv other Liens which would not individually or in the aggregate materially interfere with the present use of the Real Property or materially detract from its value (clauses (i) - (iv) of this Section 3.10(b) are, collectively, the "PERMITTED LIENS").

         SECTION 3.11. INTELLECTUAL PROPERTY. (a Except as set forth in Schedule
3.11 and except for any licenses (including those in commercially available "off the shelf" software), Seller or an Affiliate of Seller solely owns (or in the case of licenses, including those in commercially available "off the shelf" software, has the non-exclusive right to use), free and clear of any lien or other encumbrance or restriction (except in the case of licenses, any lien or other encumbrance or restriction arising from the terms of the license itself), all of the Business Intellectual Property Rights. "BUSINESS INTELLECTUAL PROPERTY RIGHTS" shall mean all Intellectual Property Rights owned or licensed (where permitted) by Seller or any Affiliate of Seller and primarily used in the conduct of the Business, and all goodwill associated therewith.

          (b Schedule 3.11 hereto sets forth a complete and correct list of all material Business Intellectual Property Rights and their respective legal status, including (i) the nature of such Business Intellectual Property Right,
(ii) the owner of such Business Intellectual Property Right, (iii) the jurisdictions by or in which such Business Intellectual Property Right (A) is recognized (without regard to registration) or (B) has been issued or registered or in which an application for such issuance or registration has been filed,
(iv) the registration or application numbers, and (v) whether such Business Intellectual Property Right is the subject of a license (but only to the extent that such licenses are not already disclosed on Schedule 3.11). Except as set forth on Schedule 3.11 hereto, Seller and/or its Affiliates have made all necessary filings and recordations to protect and maintain their interest in all patents, patent applications, trademark and service mark registrations, trademark and service mark applications, copyright registrations and copyright applications and licenses included in the Business Intellectual Property Rights.

          (c Except as set forth in Schedule 3.11, there is no claim of any person pertaining to, or any proceeding pending or, to Seller's knowledge, threatened, which challenges the exclusive rights of Seller or any of its Affiliates in respect of the Business Intellectual Property Rights, or which relates to the Intellectual Property Rights of a third party and arises out of any use, reproduction or distribution in connection with the Business of such third-party Intellectual Property Rights by Seller or any of its Affiliates. Except as set forth on
Schedule 3.11, none of the Business Intellectual Property Rights is subject to any outstanding order, ruling, decree, judgment or stipulation by or with any court, arbitrator or administrative agency. Except as set forth on Schedule 3.11, all products manufactured, distributed, licensed and/or sold by Seller and its Affiliates and any products proposed for manufacture, distribution, licensing or sale in connection with the Business do not infringe any Intellectual Property Rights held, owned or used by any third party as of the Closing Date and, to Seller's knowledge, none of the Business Intellectual Property Rights is being infringed upon by others, whether or not such use constitutes infringement, or has been the subject of dispute, whether or not resulting in litigation, except for orders, rulings, decrees, judgments, stipulations, alleged infringements or disputes set forth in Schedule 3.11 hereto.

        (d) Except as set forth in Schedule 3.11: (i) each patent, patent application, trademark or service mark registration, trademark or service mark application, copyright registration and copyright application of Seller and/or each of its Affiliates included in the Business Intellectual Property Rights is valid and subsisting and (ii) each material license of Business Intellectual Property Rights is valid, subsisting and enforceable.

        (e) Except as set forth in Schedule 3.11, there are no material agreements relating to any Business Intellectual Property Right which require consents of any third party in connection with the consummation of the transactions contemplated by this Agreement. Except as set forth in Schedule 3.11, neither the execution, delivery and performance of this Agreement by Seller nor the consummation of the transactions contemplated hereby by Seller or any Affiliate of Seller will (i) require Seller or any Affiliate of Seller to obtain any other consent or approval of or by any other contracting party with respect to any material Business Intellectual Property Right; or (ii) result in a material breach or violation of or a material default (or give rise to any right of termination or a claim for injunctive relief) under any of the terms, conditions or provisions of any material contract relating to Business Intellectual Property Rights.

         SECTION 3.12. INSURANCE COVERAGE. Seller has made available to Buyer a list of, and true and complete copies of, all insurance policies and fidelity bonds relating to the Purchased Assets. Except as set forth on Schedule 3.12, there are no material claims by Seller or any Acquired Subsidiary pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds or in respect of which such underwriters have reserved their rights. To Seller's knowledge, Seller has not suffered the involuntary cancellation of any existing insurance, in each case, with respect to the Business in the past five years.

         SECTION 3.13. FINDERS' FEES. Except for Morgan Stanley & Co. Incorporated, whose fees will be paid by Seller, there is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of Seller who might be entitled to any fee or commission in connection with the transactions contemplated by this Agreement.

         SECTION 3.14. EMPLOYEES. Schedule 3.14 sets forth a true and complete list of (a) the names, titles, service dates, annual salaries and other compensation of all Business Employees whose annual base salary exceeds $100,000 (or, in the case of an Other Business Employee, an amount equivalent to $100,000 in such person's local currency), and (b) a list of the total number of Business Employees by location, including status as a temporary or regular, salaried, direct or indirect. "BUSINESS EMPLOYEES" means persons employed by Seller or any Acquired Subsidiary (including such persons on a leave of absence, but expressly excluding those persons on long-term disability) primarily in connection with the Business in the United States ("U.S. BUSINESS EMPLOYEES") and outside of the United States ("OTHER BUSINESS EMPLOYEES"), other than Excluded Employees.

         SECTION 3.15. EMPLOYEE BENEFIT PLANS. (a) Schedule 3.15 identifies each Employee Plan and International Plan. Seller has delivered or made available to Buyer copies of the Employee Plans or, with respect to the International Plans, will make available within 15 days after the date hereof, copies of all International Plans, including any communications to plan participants that are materially inconsistent with such plans and all amendments thereto together with, to the extent relevant and required, the most recent annual report (Form 5500 including, if applicable, Schedule B thereto) the most recent actuarial valuation report prepared in connection with any Employee Plan and International Plan, the most recent summary plan descriptions for such Plans, and, if applicable, the most recent trust, custody, administrative services or insurance or investment management agreement (including policies) with respect to each Plan.

         (b) Neither Seller nor any ERISA Affiliate of Seller has (i) engaged in, or, to the knowledge of Seller, is a successor or parent corporation to an entity that has engaged in, a transaction described in Sections 4069 or 4212(c) of ERISA or (ii) incurred, or reasonably expects to incur prior to the Closing Date, (A) any liability under Title IV of ERISA arising in connection with the termination of, or a complete or partial withdrawal from, any plan covered or previously covered by Title IV of ERISA or (B) any liability under Section 4971 of the Code that in either case could become a liability of Buyer or any of its ERISA Affiliates after the Closing Date. None of the Acquired Subsidiaries has engaged in any transaction that could result in a material tax or penalty to such Acquired Subsidiary under Section 4975 of the Code.

         (c) Each Employee Plan that is intended to be qualified under Section 401(a) of the Code has been determined by the Internal Revenue Service to be so qualified and, to the knowledge of Seller, there has been no event since the date of such determination which would adversely affect such qualification; each trust created under any such Employee Plan has been determined by the Internal Revenue Service to be exempt from tax under Section 501(a) of the Code and, to the knowledge of Seller, there has been no event since the date of such exemption which would adversely affect such exemption. Seller has made available to Buyer copies of the most recent Internal Revenue Service determination letters relating to each such Employee Plan. Each Employee Plan has been maintained in substantial compliance with its terms and with the requirements prescribed by any and all applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code, and may according to their terms be amended or terminated at any time subject to applicable law. Seller is not in any material respect in default or violation of the terms of any Employee Plan or International Plan.

         Each Employee Plan that is an "employee pension benefit plan" as defined in Section 3(2) of ERISA:

                  (i) is not, except as provided in Schedule 3.15, subject to Title IV of ERISA or to the minimum funding requirements of Section 412 of the Code or Part 3 of Title I of ERISA nor is it a "multiemployer" plan under within the meaning of Section 4001(a)(3) of ERISA;

                  (ii) is a plan to which all material contributions required to be made (pursuant to the terms of such plan, Section 412 of the Code, any Collective Bargaining Agreement or otherwise pursuant to applicable law) have been made on or before their due dates (including any extensions thereof);

                  (iii) has had no "reportable event" within the meaning of
         Section 4043 of ERISA (excluding any such event for which the 30-day notice requirement has been waived under the regulations to Section 4043 of ERISA) for which there is any material outstanding liability to any Acquired Subsidiary or any ERISA Affiliate nor would the consummation of the transactions contemplated hereby (including the execution of this

         Agreement) constitute a reportable event for which the 30-day requirement has not been waived;

                  (iv) has not incurred within the past two years, nor reasonably expects to incur any material liability under Title IV of ERISA including, without limitation, with respect to an event described in Section 4062, 4063 or 4041 of ERISA (other than liability for premium payments to the Pension Benefit Guaranty Corporation (the "PBGC") arising in the ordinary course);

                  (v) does not give rise to any obligation to pay any amount that would be treated as a "parachute payment" as defined in Section 280G of the Code.

         (d) With respect to any Benefit Plan where the principal employer or any associated employer is a selling company established or registered in the United Kingdom ("UK PENSION SCHEMES"):

                  (i) save pursuant to the UK Pension Schemes, the Seller or selling companies are under no obligation or commitment nor are party to any custom or practice to pay, provide or contribute towards the provision of any relevant benefits within the meaning of Section 612 of the Income & Corporation Taxes Act of 1988 (the "TAXES ACT") or any other death, retirement, sickness or disability benefits to or in respect of any employee and have not at any time participated in or contributed towards any scheme or arrangement which has as its purpose or one of its purposes the provision of any such benefits (other than schemes which have been fully and effectively wound up);

                  (ii) Seller and all Controlled Group Members have not made or proposed and before all Closing Dates will not make or propose any voluntary or ex gratia payments to any person in the UK in respect of any benefit referred to in 2.23(h)(i) of these warranties;

                  (iii) the UK Pension Schemes are exempt-approved schemes within the meaning of Chapter I of Part XIV of the Taxes Act, and there is in force in respect of the Pension Scheme an appropriate contracting-out certificate (within the meaning of Section 7 of the Pension Schemes Act 1993) naming the relevant Acquired Subsidiary and to Seller's best knowledge nothing has been done or omitted to be done which will or may result in the UK Pension Schemes ceasing to be exempt approved or the contracting-out certificate for the Pension Scheme being cancelled, surrendered or varied;

                  (iv) all amounts due from any Controlled Group Member to the trustees of each UK Pension Scheme and to any insurance company in connection with the Pension Scheme have been paid; and

                  (v) all lump sum benefits (other than a refund of contributions with interest where appropriate) payable under the UK Pension Schemes on the death of a member or beneficiary while in an employment to which the UK Pension Schemes relate are fully insured under a policy effected in the name of the trustees of the relevant UK Pension Scheme.

         (e) Except as set forth in Schedule 3.15, Seller has no current or projected liability in respect of post-employment or post-retirement health or medical or life insurance benefits for retired, former or current Business Employees, except as required to avoid excise tax under Section 4980B of the Code.

         (f) There are no pending or, to Seller's knowledge, threatened claims or investigations with respect to any Employee Plan or International Plan (other than routine claims for benefits).

         SECTION 3.16. LABOR MATTERS. (a) Schedule 3.16 sets forth all collective bargaining agreements, works council agreements or other labor union contracts covering Business Employees (each a "COLLECTIVE BARGAINING AGREEMENT").

          (b) Except as set forth on Schedule 3.16, (i) there are no material controversies pending or, to Seller's knowledge, threatened between any Acquired Subsidiary and any of their respective employees; (ii) Seller and the Acquired Subsidiaries are in compliance in all material respects with all currently applicable laws respecting employment and employment practices with respect to employees of the Business; (iii) neither Seller (with respect to the Business) nor any Acquired Subsidiary is in breach in any material respect of any Collective Bargaining Agreement, or (iv) to Seller's knowledge, there are no material strikes, slowdowns, work stoppages, lockouts or threats thereof, by or with respect to any Business Employees.

         SECTION 3.17. ENVIRONMENTAL COMPLIANCE. (a) Except as disclosed on
Schedule 11.02(c) with respect to the Business:

                  (i) no written notice, request for information, order, complaint or penalty has been received, and there are no judicial, administrative or other actions, suits or proceedings pending or, to the knowledge of Seller, threatened which allege a material violation of any Environmental Law;

                  (ii) Seller has obtained or caused to be obtained all material environmental permits necessary for the operation of the Business as currently operated to comply with all applicable Environmental Laws and Seller is in compliance with the terms of such permits and other applicable Environmental Laws;

                  (iii) there has been no written environmental audit conducted within the past five years by Seller of any Purchased Asset which has not been delivered to Buyer prior to the date hereof; and

                  (iv) to Seller's knowledge, neither Seller nor any Acquired Subsidiary has been identified as a potentially responsible party at any federal or state National Priorities List site.

         (b) To Seller's knowledge, except as disclosed on Schedule 11.02(c), there are no Environmental Liabilities.

         Except as set forth in Section 3.08, 3.09 or this Section 3.17, no representations or warranties are being made with respect to any environmental matters.

         SECTION 3.18. SUFFICIENCY OF ASSETS; PERSONAL PROPERTY. (a) At the Closing Date, the Purchased Assets will constitute all of the property and assets of Seller and its subsidiaries used or held for use primarily in the Business and will, together with the rights available to Buyer and its Affiliates under the Transition Services Agreement and under Section 7.07, be adequate and sufficient in all material respects to conduct the Business as currently conducted. Except as set forth in Schedule 3.18 hereto and except for any Purchased Assets that will be transferred directly to Buyer or a Buyer Designee by Seller or a Seller Designee upon Closing, Seller or an Acquired Subsidiary or a Seller Designee, as the case may be, has or will have at the Closing (a) good and valid title to all of the material personal property used in the Business, including, without limitation, the personal property acquired after the date of this Agreement (except for inventories and other assets sold or otherwise disposed of in the ordinary course of business or otherwise in accordance with the provisions of this Agreement).

         (b) Except as set forth on Schedule 3.18 hereto, the material personal property included in the Purchased Assets is maintained in all material respects in good operating condition, reasonable wear and tear excepted, for the purposes for which it is currently being used.

         SECTION 3.19. POWERS OF ATTORNEY. There are no powers of attorney executed on behalf of any of the Acquired Subsidiaries other than those listed in Schedule 3.19.

         SECTION 3.20. GUARANTIES. None of the Acquired Subsidiaries is a guarantor for any liability or obligation (including indebtedness) of any third party (except another Acquired Subsidiary), other than in the ordinary course of business consistent with past practice.

         SECTION 3.21. NOTES AND ACCOUNTS RECEIVABLE. All notes and accounts receivable of the Business arose in the ordinary course of business.

         SECTION 3.22. RESTRICTIONS ON BUSINESS ACTIVITIES. Except for this Agreement or as set forth in Schedule 3.22 hereto, to Seller's knowledge, with respect to the Business, there is no agreement, judgment, injunction, order or decree binding upon Seller or any of the Acquired Subsidiaries, which has or could reasonably be expected to have the effect of materially prohibiting or impairing any business practice of Seller or any of the Acquired Subsidiaries, acquisition of property by Seller or any of the Acquired Subsidiaries, or the conduct of the Business by Seller or any of the Acquired Subsidiaries as currently conducted by Seller or any of the Acquired Subsidiaries.

         SECTION 3.23. PRODUCT LIABILITY AND RECALL. (a) Except as set forth in
Schedule 3.23 hereto, there is no action, suit, claim or proceeding by or before any court or governmental body pending against or involving the Business relating to any product designed, manufactured or sold by the Business and alleged to have been defective or improperly designed or manufactured that, if determined adversely to the Business, would reasonably be expected to have a Material Adverse Effect.

         (b) Except as set forth on Schedule 3.23 hereto, to Seller's knowledge, there is no action, suit, claim or proceeding threatened against the Business relating to any product designed, manufactured or sold by the Business and alleged to have been defective or improperly designed or manufactured.

         (c) Except as set forth in Schedule 3.23 hereto, there is no pending, or to Seller's knowledge, threatened recall or investigation of any product sold by Seller in connection with the Business.

         SECTION 3.24. PRODUCT WARRANTY. Except as may arise under applicable law, no product manufactured, sold or delivered by the Business is subject to any guaranty, warranty, or other indemnity materially beyond the standard terms and conditions of sale offered by the Business, true and complete copies of which have been previously provided to Buyer.

         SECTION 3.25. UNDISCLOSED LIABILITIES. To Seller's knowledge, neither Seller nor any Acquired Subsidiary has any liabilities, whether accrued, absolute, contingent or otherwise, which are material to the Business taken as a whole, except (i) liabilities or obligations incurred in the ordinary course of business, (ii) liabilities or obligations disclosed in this Agreement or any Schedule hereto, or (iii) Excluded Liabilities.



                                    ARTICLE 4

                     REPRESENTATIONS AND WARRANTIES OF BUYER

         Buyer represents and warrants to Seller as of the date hereof and as of the Closing Date that:

         SECTION 4.1. CORPORATE EXISTENCE AND POWER. Buyer is a corporation duly incorporated, validly existing and in good standing under the laws of Luxembourg and has all corporate powers and all material governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted.

         SECTION 4.2. CORPORATE AUTHORIZATION. The execution, delivery and performance by Buyer of this Agreement and the consummation of the transactions contemplated hereby are within the corporate powers of Buyer and have been duly authorized by all necessary corporate action on the part of Buyer. This Agreement constitutes a valid and binding agreement of Buyer.

         SECTION 4.3. GOVERNMENTAL AUTHORIZATION. The execution, delivery and performance by Buyer of this Agreement and the consummation of the transactions contemplated hereby require no material action by or in respect of, or material filing with, any governmental body, agency or official other than compliance with any applicable requirements of the HSR Act and any other applicable antitrust, competition or merger control laws in any jurisdiction.

         SECTION 4.4. NONCONTRAVENTION. The execution, delivery and performance by Buyer of this Agreement and the consummation of the transactions contemplated hereby by Buyer and any Buyer Designee do not and will not (i) violate the certificate of incorporation or bylaws of Buyer, (ii) assuming compliance with the matters referred to in Section 4.03, violate in any material respect any applicable law, rule, regulation, judgment, injunction, order or decree, (iii) require any consent or other action by any Person under, constitute a material default under or give rise to any right of termination, cancellation or acceleration of any material right or obligation or to a loss of any material benefit under any provision of any material agreement or other instrument binding upon Buyer or (iv) result in the creation or imposition of any Lien on any material asset of Buyer.

         SECTION 4.5. FINANCING. Buyer has sufficient cash, available lines of credit or other sources of immediately available funds to enable it to make payment of the Purchase Price and any other amounts to be paid by it hereunder.

         SECTION 4.6. LITIGATION. There is no action, suit, investigation or proceeding pending against, or to the knowledge of Buyer threatened against or affecting, Buyer before any court or arbitrator or any governmental body, agency or official which in any manner challenges or seeks to prevent, enjoin, alter or materially delay the transactions contemplated by this Agreement.

         SECTION 4.7. FINDERS' FEES. There is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of Buyer who might be entitled to any fee or commission from Seller or any of its Affiliates upon consummation of the transactions contemplated by this Agreement.

         SECTION 4.8. NO OTHER REPRESENTATIONS. Buyer agrees to accept the Purchased Assets and the Business without reliance upon any express or implied representations or warranties of any nature made by or on behalf of or imputed to Seller, except as expressly set forth in this Agreement.



                                    ARTICLE 5

                               COVENANTS OF SELLER

         Seller agrees that:

         SECTION 5.1. CONDUCT OF THE BUSINESS. Except as described on Schedule 5.01, from the date hereof until the Closing Date, Seller shall conduct the Business in the ordinary course consistent with past practice and shall use its reasonable best efforts to preserve intact the business organizations and relationships with third parties and to keep available the services of current Business Employees. Without limiting the generality of the foregoing, from the date hereof until the Closing Date, except as may be required in connection with the Reorganization or as otherwise disclosed on Schedule 5.01, Seller will not, without the prior consent of Buyer, with respect to the Business:

                  (a) voluntarily incur or permit to be incurred any obligation or other liabilities (exclusive of health and property insurance premiums) not covered by any other provision of this Section 5.01 in excess of $250,000, except for inventory purchases in the ordinary course of business consistent with past practice;

                  (b) sell, lease, license or otherwise dispose of any Purchased Assets, except (i) pursuant to existing contracts or commitments or
         (ii) otherwise in the ordinary course of business consistent with past practice;

                  (c) take any action that would make any representation or warranty of Seller hereunder inaccurate in any material respect at the Closing Date such that the closing condition set forth in Section 10.02(a)(ii) shall not be satisfied as of such date; or

                  (d) increase the compensation payable or to become payable to any of the employees of the Business, except for increases in the ordinary course and consistent with past practice, or otherwise enter into or alter any employment, consulting, or service agreement, except in the ordinary course of business consistent with past practice, or enter into any retention agreements or agreements for enhanced or extraordinary severance with any Business Employees other than at the request of Buyer;

                  (e) commence, enter into, or alter any profit sharing, deferred compensation, bonus, stock option, stock purchase, pension, retirement, or incentive plan or any fringe benefit plan for employees of the Business, except in the ordinary course of business consistent with past practice;

                  (f) voluntarily permit to be incurred any lien or encumbrance on any material Purchased Assets which would materially impair the value or materially interfere with the present use of such Purchased Assets;

                  (g) sever or terminate any employees of the Business except for cause or in the ordinary course of business;

                  (h) make or commit to any capital expenditures in excess of $250,000 individually or $1,000,000 in the aggregate;

                  (i) make any tax election or settle or compromise any Tax liability without the prior consent of Buyer, which consent shall not be unreasonably withheld;

                  (j) change any of the organizational documents of the Acquired Subsidiaries;

                  (k) issue, pledge, dispose or encumber, or authorize the issuance, sale, pledge, disposition or encumbrance of, any shares of capital stock of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of capital stock of, or any other ownership interest in any of the Acquired Subsidiaries; or

                  (l) agree or commit to do any of the foregoing.

         SECTION 5.2. ACCESS TO INFORMATION; CONFIDENTIALITY. (a) From the date hereof until the Closing Date, Seller will (i) give Buyer, its counsel, financial advisors, auditors and other authorized representatives reasonable access to the offices, properties, books and records of Seller relating to the Business, (ii) furnish to Buyer, its counsel, financial advisors, auditors and other authorized representatives such financial and operating data and other information relating to the Business as such Persons may reasonably request and
(iii) instruct Business Employees and counsel and financial advisors of Seller to cooperate with Buyer in its investigation of the Business. Any investigation pursuant to this Section shall be conducted in such manner as not to interfere unreasonably with the conduct of the business of Seller. Notwithstanding the foregoing, Buyer shall not have access to personnel records of Seller relating to individual performance or evaluation records, medical histories or other information which in Seller's good faith opinion is sensitive or the disclosure of which could subject Seller to risk of liability.

          (b) On and after the Closing Date, Seller will afford promptly to Buyer and its agents reasonable access to its books of account, financial and other records (including, without limitation, accountant's work papers), information, employees and auditors to the extent necessary or useful for Buyer in connection with any audit, investigation, dispute or litigation or any other reasonable business purpose relating to the Business; PROVIDED that any such access by Buyer shall not unreasonably interfere with the conduct of the business of Seller. Buyer shall bear all of the out-of-pocket costs and expenses (including, without limitation, attorneys' fees, but excluding reimbursement for general overhead, salaries and employee benefits) reasonably incurred in connection with the foregoing.

         SECTION 5.3. NOTICES OF CERTAIN EVENTS. Seller shall promptly notify Buyer of:

                  (a) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement;

                  (b) any notice or other communication from any governmental or regulatory agency or authority in connection with the transactions contemplated by this Agreement; and

                  (c) any actions, suits, claims, investigations or proceedings commenced relating to Seller or the Business that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Section 3.08.

         SECTION 5.4. RESIGNATIONS. At or prior to the Closing Date, Seller will deliver to Buyer the resignations of all directors of each Acquired Subsidiary who will be directors, officers or employees of Seller or any of its Affiliates after the Closing Date.

         SECTION 5.5. NON-COMPETITION AGREEMENT. (a) Seller agrees that, as part of the consideration for the payment by Buyer of the Purchase Price, for a period of five (5) years immediately following the Closing Date, neither Seller nor any of its Affiliates will, directly or indirectly, operate, perform, have any interest in or otherwise be engaged in a business which competes with the Business as it exists on the Closing Date. For these purposes, ownership of securities of a company whose securities are publicly traded on a recognized securities exchange or quotation system not in excess of five percent (5%) of any class of such securities shall not be considered to be competition with the Business.

          (b) Further, Seller agrees that for a period of five (5) years following the Closing Date, neither Seller nor any of its controlled Affiliates will solicit the employment of any of Seller's employees hired by Buyer on the Closing Date; PROVIDED, that this Section 5.05(b) shall not prohibit any general solicitation or advertising activities not targeted to any such employee described in this Section

5.05(b), and PROVIDED FURTHER, that this Section 5.05(b) shall not apply to any individual whose employment is terminated by Buyer or any Affiliate of Buyer.

          (c) Seller acknowledges that the restrictions on its activities under Sections 5.05(a) and (b) hereof constitute a material inducement to Buyer's entering into and performing this Agreement. Seller further acknowledges, stipulates and agrees that a breach of any of such obligations and agreements will result in irreparable harm and continuing damage to Buyer for which there will be no adequate remedy at law and further agrees that in the event of any breach of said obligations and agreements, Buyer and its successors and assigns will be entitled to injunctive relief and to such other relief as is proper under the circumstances.

          (d) Notwithstanding anything in this Section 5.05 to the contrary, nothing herein shall prevent Seller or any of its Affiliates from purchasing or otherwise acquiring a diversified company (an "ACQUIRED BUSINESS") if not more than 5% of the sales of such Acquired Business (based on its most recent annual financial statements) are derived from activities that compete with the Business as it exists on the Closing Date (such part of the Acquired Business, the "COMPETING BUSINESS"); PROVIDED, that Seller or its Affiliates shall contact Buyer within 30 days after the acquisition of such Acquired Business and offer Buyer the opportunity of negotiating in good faith the purchase of the Competing Business. In the event that Buyer and Seller, acting in good faith, fail to agree on the terms of a sale transaction and are unable to enter into a definitive agreement for the sale of the Competing Business after a period of ninety (90) days following Seller's notification to Buyer, the provisions of
Section 5.05(a) shall not apply to such Competing Business and Seller shall be able to retain such Competing Business without any further obligation to Buyer under this Section 5.05 with respect to such Competing Business.

          (e) Whenever possible, each provision and term of this Section 5.05 shall be interpreted in a manner to be effective and valid but if any provision or term of this Section 5.05 is held to be prohibited or invalid, then such provision or term will be ineffective only to the extent of such prohibition or invalidity, without invalidating or affecting in any manner whatsoever the remainder of such provision or term or the remaining provisions or terms of this
Section 5.05. If any of the covenants set forth in Sections 5.05(a) or 5.05(b) hereof are held to be unreasonable, arbitrary, or against public policy, such covenants will be considered divisible with respect to scope, time, and geographic area, and in such lesser scope, time and geographic area, will be effective, binding and enforceable against Seller.

         SECTION 5.6. BANK ACCOUNTS; SAFE DEPOSIT BOXES. Prior to the Closing Date, Seller will deliver to Buyer a complete list of each account with any bank, trust company, securities broker or other financial institution with which any of the Acquired Subsidiaries has any account and all safe deposit boxes maintained by any of such Acquired Subsidiaries, the identifying numbers or symbols thereof, and the name of each person authorized to draw thereon or to have access thereto.

         SECTION 5.7. DIVIDENDS. Seller shall notify Buyer no less than 48 hours prior to the payment of any dividends or other distributions or payments in respect of the capital stock of any of the Acquired Subsidiaries.

         SECTION 5.8. CERTAIN SECURITY INTERESTS. In the event that any security interests held by any Person in any accounts receivable or notes receivable included in the Purchased Assets have not been obtained prior to the Closing, Seller agrees to (i) use its reasonable best efforts to obtain the release of such security interests as promptly as practicable after the Closing Date, and
(ii) indemnify and hold Buyer and its Affiliates harmless against any and all liability, costs and expenses arising from the existence of such security interests after the Closing.



                                    ARTICLE 6

                               COVENANTS OF BUYER

         Buyer agrees that:

         SECTION 6.1. CONFIDENTIALITY. Prior to the Closing Date and after any termination of this Agreement, Buyer and its Affiliates will hold, and will use their best efforts to cause their respective officers, directors, employees, accountants, counsel, consultants, advisors and agents to hold, in confidence, unless compelled to disclose by judicial or administrative process or by other requirements of law, all confidential documents and information concerning the Business or Seller furnished to Buyer or its Affiliates in connection with the transactions contemplated by this Agreement, except to the extent that such information can be shown to have been (i) previously known on a nonconfidential basis by Buyer, (ii) in the public domain through no fault of Buyer or (iii) later lawfully acquired by Buyer from sources other than Seller; PROVIDED that Buyer may disclose such information to its officers, directors, employees, accountants, counsel, consultants, advisors and agents in connection with the transactions contemplated by this Agreement so long as such Persons are informed by Buyer of the confidential nature of such information and are directed by Buyer to treat such information confidentially. Buyer shall be responsible for any failure to treat such information confidentially by such Persons. The obligation of Buyer and its Affiliates to hold any such information in confidence shall be satisfied if they exercise the same care with respect to such information as they would take to preserve the confidentiality of their own similar information but, in no event shall Buyer or its Affiliates exercise less than a reasonable degree of care. If this Agreement is terminated, Buyer and its Affiliates will, and will use their best efforts to cause their respective officers, directors, employees, accountants, counsel, consultants, advisors and agents to, destroy or deliver to Seller, upon request, all documents and other materials, and all copies thereof, obtained by Buyer or its Affiliates or on their behalf from Seller in connection with this Agreement that are subject to such confidence.

         SECTION 6.2. ACCESS. On and after the Closing Date, Buyer will afford promptly to Seller and its agents reasonable access to its properties, books, records, employees and auditors to the extent necessary to permit Seller to determine any matter relating to its rights and obligations hereunder or to any period ending on or before the Closing Date; PROVIDED that any such access by Seller shall not unreasonably interfere with the conduct of the business of Buyer. Seller will hold, and will use its best efforts to cause its officers, directors, employees, accountants, counsel, consultants, advisors and agents to hold, in confidence, unless compelled to disclose by judicial or administrative process or by other requirements of law, all confidential documents and information concerning Buyer or the Business provided to it pursuant to this Section.

         SECTION 6.3.  USE OF NAMES AND TRADEMARKS.

          (a)   Buyer and Seller Agree as follows:

                  (i) Within three (3) months after the Closing Date, Buyer shall, and shall cause each of the Acquired Subsidiaries to, remove the Seller Name and any other trademark, design or logo previously or currently used by Seller or any of its subsidiaries that is not part of the Business Intellectual Property Rights from all buildings, signs and vehicles of the Business;

                 (ii) Within three (3) months after the Closing Date, Buyer shall, and shall cause each of the Acquired Subsidiaries to, cease using the Seller Name and any other trademark, design or logo previously or currently used by Seller or any of its subsidiaries that is not part of the Business Intellectual Property Rights in all invoices, letterhead, advertising and promotional materials, office forms, business cards, electronics databases, web sites, product instructions, packaging (except as provided below) and other materials, printed or otherwise (all such materials, together with buildings, signs and vehicles of the Business described in clause (i) above, "MARKED ASSETS"). Notwithstanding the foregoing, Buyer shall not be restricted in using any packaging materials that are in inventory as of the Closing Date;

                  (iii) Within three (3) months after the Closing Date, Buyer shall, and shall cause each of the Acquired Subsidiaries to, amend the constituent documents of the Acquired Subsidiaries so as to remove any reference to the Seller Name from their respective corporate names;

                  (iv) When such qualifications, certifications, licenses or permits become renewable, Buyer shall, and shall cause each of the Acquired Subsidiaries to, file amendments to all qualifications or certifications to do business, governmental licenses and other similar licenses or permits of the Acquired Subsidiaries so as remove any reference to the Seller Name from such qualifications, certifications, licenses and permits;

                  (v) Buyer shall not be required at any time to remove the Seller Name and any other trademark, design or logo previously or currently used by Seller that is not part of the Business Intellectual Property Rights from inventory of the Business that is in existence as of the Closing Date ("EXISTING INVENTORY"), nor shall Buyer be required at any time to remove such Seller Name and any such other trademark, design or logo from schematics, plans, manuals, drawings, machinery, tooling including hand tools, and the like of the Business in existence as of the Closing Date to the extent that such instrumentalities are used in the ordinary internal conduct of the business and are not generally observed by the public or are intended for use as means to effectuate or enhance sales (such items, "MARKED INSTRUMENTALITIES"). Buyer shall use reasonable efforts to remove the Seller Name and any other trademark, design or logo previously or currently used by Seller that is not part of the Business Intellectual Property Rights from those assets of the Business that are not Marked Assets or Existing Inventory, including those assets (such as, but not limited to, tools, molds, and machines) used in association with the manufacture of the Products or otherwise reasonably used in the conduct of the Business after the Closing Date (such assets, "OTHER MARKED ASSETS"). For the purposes of this Section 6.03(a)(v), "Reasonable Efforts" means the Buyer shall remove the Seller Name from such Other Marked Assets but only at such time when such asset is not operated or otherwise is taken out of service in the normal course of business due to regular maintenance or repair (but only for such repairs or maintenance where such removal could normally be undertaken, for example, repair or maintenance of a mold cavity) whichever occurs first; PROVIDED that, in no event shall Buyer use the Seller Name after the date which is two (2) years from the Closing Date. Buyer shall not be required to perform such removal on such Other Marked Assets that are not or no longer used to manufacture the Products or other parts, or if discontinuance of use of such Other Marked Assets is reasonably anticipated during such time period. Buyer agrees to provide assurances and notice to Seller as to its undertakings under this Section 6.03(a)(v) in accordance with Section
         7.01 and Section 7.06 hereof;

                 (vi) Seller shall not be required at any time to remove any trademark, design or logo that is part of the Business Intellectual Property Rights from the fiber optic and co-axial cable product lines previously or currently (as of the Closing Date) sold by Seller in the normal course of its business under a Business Intellectual Property Right (for example, "AUGAT") or any inventory thereof (whether or not in existence as of the Closing Date). Seller shall use reasonable efforts to remove any such trademark, logo or design that is part of the Business Intellectual Property Rights from such fiber optic and co-axial cable product lines after the Closing Date. For purposes of this Section 6.03(a)(vi), "Reasonable Efforts", means that Seller shall diligently pursue the introduction and use of any trademark, design, or logo that is not part of the Business Intellectual Property Right with regard to fiber optic and co-axial cable product lines and shall further contemporaneously and diligently pursue the discontinuance of any such trademark, design or logo. Buyer and Seller recognize and agree that concurrent use of such trademark, design or logo shall be permissible between them, but in no event shall Seller use such trademark, design or logo after the date which is two (2) years from the Closing Date. Seller agrees to provide assurances and notice to Buyer as to its undertakings under this Section 6.03(a)(vi) in accordance with Section 7.01 and Section 7.06 hereof;

                (vii) Seller hereby grants to Buyer a limited right to use Seller's name and associated trademarks, designs and logos with regard to the Marked Assets during the three month period specified in clauses
         (i) - (iii) above. Seller further grants to Buyer a limited right to use Seller's name and associated trademarks, designs and logos with regard to the

         Existing Inventory during such time period that Buyer requires to sell, transfer, or otherwise dispose of the Existing Inventory; PROVIDED that, in no event shall such time period exceed two (2) years from the Closing Date. Seller hereby grants to Buyer a limited right to use Seller's name and associated trademarks, designs and logos with regard to the Marked Instrumentalities. Seller hereby grants to Buyer a limited right to use Seller's name and associated trademarks, designs and logos with regard to the Other Marked Assets during the time period for which Buyer uses Reasonable Efforts described in clause (v) above; PROVIDED that, in no event shall such time period exceed two (2) years from the Closing Date. Seller further grants to Buyer a limited right to use Seller's name and associated trademarks, designs and logos with regard to any parts or Products produced by the operation of such Other Marked Assets during such two year period; and

               (viii) Buyer hereby grants to Seller a limited right to use any trademark, design or logo that is part of the Business Intellectual Property Rights with regard to the fiber optic and co-axial cable product lines in accordance with this Section 6.03.

          (b) Buyer hereby covenants and agrees that, except as otherwise contemplated by this Agreement, it will not, and will cause its subsidiaries (including, after the Closing Date, the Acquired Subsidiaries) not to, seek the protection or registration of or employ any trademark, design or logo similar to any of the Seller Names or any trademark, design or logo previously or currently used by Seller or any of its subsidiaries that is not part of the Business Intellectual Property Rights.



                                    ARTICLE 7

                          COVENANTS OF BUYER AND SELLER

         Buyer and Seller agree that:

         SECTION 7.1. REASONABLE BEST EFFORTS; FURTHER ASSURANCES. Subject to the terms and conditions of this Agreement, Buyer and Seller will use their reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable under applicable laws and regulations to consummate the transactions contemplated by this Agreement. Seller and Buyer agree to execute and deliver such other documents, certificates, agreements and other writings and to take such other actions as may be necessary or desirable in order to consummate or implement expeditiously the transactions contemplated by this Agreement and to vest in Buyer or one or more Buyer Designees good title to the Purchased Assets.

         SECTION 7.2. CERTAIN FILINGS. Seller and Buyer shall cooperate with one another (i) in determining whether any action by or in respect of, or filing with, any governmental body, agency, official or authority is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any material contracts, in connection with the consummation of the transactions contemplated by this Agreement and (ii) in taking such actions or making any such filings, furnishing information required in connection therewith and seeking timely to obtain any such actions, consents, approvals or waivers.

         SECTION 7.3. PUBLIC ANNOUNCEMENTS. The parties agree to consult with each other before issuing any press release or making any public statement with respect to this Agreement or the transactions contemplated hereby and, except as may be required by applicable law or any listing agreement with any national securities exchange, will not issue any such press release or make any such public statement prior to such consultation.

         SECTION 7.4. WARN ACT. Buyer shall assume all obligations and liabilities for the provision of notice or payment in lieu of notice or any applicable penalties under the Worker Adjustment and Retraining Notification Act (the "WARN ACT") or any similar state or local law arising as a result of any employee termination covered by the WARN Act or any similar state or local law following the Closing and for any liability resulting therefrom.

         SECTION 7.5. TRANSITION SERVICES AGREEMENT. Prior to the Closing, Seller and Buyer shall negotiate in good faith one or more transition services agreements incorporating the terms and conditions set forth on Annex J attached hereto.

         SECTION 7.6. NOTICE OF OCCURRENCE OR NON-OCCURRENCE. Prior to the Closing, each party hereto shall promptly give notice thereof to the other party of the occurrence (or non-occurrence) of any event, circumstance or fact of which it becomes aware arising subsequent to the date of this Agreement which would result in a breach of any representation or warranty set forth in Article 3 and 4, as applicable; PROVIDED that the delivery of any notice pursuant to this Section 7.06 shall not limit the remedies available under this Agreement.

         SECTION 7.7. INTELLECTUAL PROPERTY LICENSES. Subject to the limitations set forth in Section 6.03 hereof:

          (a) Seller, on behalf of itself and its Affiliates, hereby grants to Buyer and its Affiliates, as of the Closing Date, a perpetual, paid-up, royalty-free, nonexclusive license to manufacture, use and sell worldwide the products and to provide the services which are made, used, sold or offered by the Business as of the Closing Date under any patents, patent applications, copyright registrations, copyright applications, maskwork registrations or applications (except any patents, patent applications, copyright registrations, copyright applications, maskwork registrations or applications which are conveyed to Buyer or Buyer's Affiliates pursuant to this Agreement), owned as of the Closing Date by Seller or any of its Affiliates, subject to any rights previously granted to third parties.

          (b) Buyer, on behalf of itself and its Affiliates, hereby grants to Seller and its Affiliates a perpetual, paid-up, royalty-free, nonexclusive license to manufacture, use and sell worldwide the products and to provide the services which are made, used, sold or offered by Seller and its Affiliates (excluding the Business) as of the Closing Date under any patents, patent applications, copyright registrations, copyright applications, maskwork registrations or applications, which are conveyed to Buyer or Buyer's Affiliates pursuant to this Agreement, subject to any rights previously granted to third parties.

          (c) Seller, on behalf of itself and its Affiliates, hereby grants to Buyer and its Affiliates, as of the Closing Date, a worldwide, perpetual, paid-up, royalty-free, nonexclusive license to manufacture, use and sell the products and to provide the services which are made, used, sold or offered by the Business as of the Closing Date using any software, copyrights, trade secrets, know-how, and technical information owned as of the Closing Date by Seller or any of its Affiliates and which were originally obtained by the Business from Seller or any of its Affiliates and are in the possession of the Business at the Closing Date, subject to any rights previously granted to third parties and to any continuing government restrictions.

          (d) Buyer, on behalf of itself and its Affiliates, hereby grants to Seller and its Affiliates a worldwide, perpetual, paid-up, royalty-free, nonexclusive license to manufacture, use and sell the products and to provide the services which are made, used, sold or offered by Seller and its Affiliates (excluding the Business) as of the Closing Date using any software, copyrights, trade secrets, know-how, and technical information which are in the possession of Seller or any of its Affiliates at the Closing Date and are conveyed to Buyer or Buyer's Affiliates pursuant to this Agreement, subject to any rights previously granted to third parties and to any continuing government restrictions.

          (e) It is understood and agreed that the licenses granted above in this Section 7.07 do not include any right to use trademarks, service marks or trade names, nor are such licenses transferable by Buyer or Seller, except in the case of Buyer, in connection with the sale or other transfer of the Business or part of the Business, or any of the Purchased Assets, in the case of Seller and its Affiliates, in connection with the sale of any business using such license.

         SECTION 7.8. PRODUCT RECALL MATTERS. In the event that Buyer or any Affiliate of Buyer incurs any liability or obligation arising out of a third-party or first-party recall with respect to products of the Business which is covered by insurance maintained or previously maintained by Seller or any of its Affiliates, at the request of Buyer or its Affiliates, Seller shall use its reasonable best efforts to pursue such claim under such insurance on behalf of Buyer and to pay to Buyer any amounts recovered under such insurance with respect to such liability or obligation of Buyer or an Affiliate of Buyer. Buyer agrees to indemnify and hold harmless Seller and its Affiliates from any and all damage, loss, liability and expense incurred or suffered by Seller or any of its Affiliates in pursuing such claim, including, without limitation, attorneys' fees and expenses, deductibles, self-insured retentions, and retroactive premium adjustments.



                                    ARTICLE 8

                                   TAX MATTERS

         SECTION 8.1. DEFINITIONS. The following terms, as used herein, have the following meanings:

         "CODE" means the United States Internal Revenue Code of 1986, as amended, including the rules and regulations thereunder.

         "COMBINED TAX" means any federal income tax or any income or franchise tax payable to any state in which the Domestic Acquired Subsidiaries have filed or will file a return with Seller on an affiliated, consolidated, combined or unitary basis with respect to such Tax.

         "PRE-CLOSING TAX PERIOD" means any Tax period ending on or before the Closing Date; and, with respect to a Tax period that begins on or before the Closing Date and ends thereafter, the portion of such Tax period ending on the Closing Date.

         "SELLER GROUP" means, with respect to federal income taxes, the affiliated group of corporations (as defined in Section 1504(a) of the Code) of which Seller is a member and, with respect to any income or franchise Taxes, the consolidated, combined or unitary group of which Seller or any of its Affiliates is a member.

         "SUBSIDIARY" means any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by any Acquiring Company.

         "TAX" means (i) any tax, governmental fee or other like assessment or charge of any kind whatsoever (including, but not limited to, estimated taxes and withholding on amounts paid to or by any Person), together with any interest, penalty, addition to tax or additional amount imposed by any governmental authority (a "TAXING AUTHORITY") responsible for the imposition of any such tax (domestic or foreign) and (ii) any liability for the payment of any amount of the type described in the immediately preceding clause (i) as a result of any Acquired Subsidiary being a transferee or a member of an affiliated, consolidated or combined group with any other corporation at any time on or prior to the Closing Date.

         "TAX ASSET" means any net operating loss, net capital loss, investment tax credit, foreign tax credit, charitable deduction or any other credit or tax attribute that could be carried forward or back to reduce Taxes (including, without limitation, deductions and credits related to alternative minimum Taxes).

         "TAX SHARING AGREEMENT" means any existing agreement or arrangement (whether or not written) binding any Acquired Subsidiary that provides for the allocation, apportionment, sharing or assignment of any Tax liability or benefit, or the transfer or assignment of income, revenues, receipts, or gains for the principal purpose of determining any person's Tax liability.

         SECTION 8.2. TAX REPRESENTATIONS. The Seller represents and warrants to Buyer as of the date hereof and as of the Closing Date that, except as set forth on Schedule 8.02, (i) all Tax returns, statements, reports and forms that are material and required to be filed with any Taxing Authority by or on behalf of, the Acquired Subsidiaries (collectively, the "RETURNS") on or prior to the Closing Date have been or will be timely filed on or before the Closing Date;
(ii) the Acquired Subsidiaries have timely paid or will timely pay all Taxes due, or for which assessments have been received, for all periods ending on or before the Closing Date; (iii) the Returns that have been or will be filed on or before the Closing Date are true, correct and complete; (iv) there is no action, suit, proceeding, investigation, audit or claim now proposed or pending against or with respect to the Acquired Subsidiaries in respect of any Tax; (v) none of the Acquired Subsidiaries is a party to any agreement, arrangement, or practice for the sharing of Taxes or is obligated to indemnify any other party for Taxes of such party; (vi) there are no outstanding rulings of, or requests for rulings with, any Tax authority that are, or if issued would be, binding on or any Acquired Subsidiary; (vii) there are no liens for Taxes on any asset of any of the Acquired Subsidiaries, other than for Taxes not yet due and payable; (viii) none of the assets of the Acquired Subsidiaries directly or indirectly secures any debt the interest on which is tax exempt under Section 103(a) of the Code;
(ix) none of the Acquired Subsidiaries will be required to include any adjustment in taxable income for any period ending after the Closing under
Section 481 of the Code (or under any similar provision of the Tax laws of any jurisdiction) as a result of a change in the method of accounting for a period ending on or before the Closing or pursuant to an agreement with a Tax authority with regard to the Tax liability of an Acquired Subsidiary for any period ending on or before the Closing; (x) there are no outstanding powers of attorney enabling any party to represent any of the Acquired Subsidiaries with respect to Taxes; and (xi) any proceeds paid to the Seller are not subject to any withholding tax imposed by the jurisdiction in which Seller is organized.

         SECTION 8.3. PURCHASE PRICE ALLOCATION; TAX COVENANTS. (a) Buyer and Seller agree to allocate the Purchase Price prior to closing with respect to the Purchased Assets and the stock of the Acquired Subsidiaries. In connection therewith, both Buyer and Seller agree to act in good faith and reasonably to allocate such Purchase Price and to act in accordance with such allocation in the preparation, filing and audit of any Tax return.

          (b) Subject to Section 8.03(a), Buyer and Seller agree to make a timely, effective and irrevocable election under Section 338(h)(10) of the Code and under any comparable statute in any other jurisdiction located within the United States with respect to the Domestic Acquired Subsidiaries (the "SECTION 338(h)(10) ELECTION") and to file such election in accordance with applicable regulations. Within 120 days after the Closing Date, Seller shall deliver to Buyer a draft statement (the "ALLOCATION STATEMENT") proposing to allocate the Aggregate Deemed Sale Price (as defined under Treasury Regulations Section 1.338-4T) of the assets of the Domestic Acquired Subsidiaries in accordance with the Treasury Regulations promulgated under Section 338. If within 30 days after receipt of the Allocation Statement Buyer notifies Seller in writing that the Buyer disagrees with such allocation, Buyer and Seller will negotiate in good faith to resolve such dispute. Seller and Buyer agree to (i) act in accordance with the Allocation Statement in the preparation, filing and audit of any Tax return and (ii) cooperate fully, as and to the extent reasonably requested by the other party, in connection with making the Section 338(h)(10) Election. Seller shall also pay any income Tax imposed on the gain recognized from the transactions described in Article 2 by any member of the Seller Group or any Acquired Subsidiary attributable to the making of the Section 338(h)(10) Election, including, but not limited to, any state or local income Tax imposed on the gain recognized from the transactions described in Article 2 by any member of the Seller Group or any Acquired Subsidiary as a result of the Section 338(h)(10) Election.

          (c) Buyer covenants that it will not cause or permit the Acquired Subsidiaries or any Affiliate of Buyer (i) to take any action on the Closing Date other than in the ordinary course of business, including but not limited to the distribution of any dividend or the effectuation of any redemption that could increase any Tax liability or reduce any Tax Asset of any member of the Seller Group or increase any Loss under Section 8.06 of this Agreement or (ii) to make or change any Tax election (except as provided in Section 8.03(b)), seek or request any ruling or determination from any Taxing Authority or amend any Return, in each case in respect of the Acquired Subsidiaries which could increase any Tax liability or reduce any Tax Asset of any member of the Seller Group or increase any Loss under Section 8.06 of this Agreement. Buyer agrees that Seller is to have no liability for any Tax resulting from any action referred to in the preceding sentence and agrees to indemnify and hold harmless Seller and its Affiliates against any such Tax (together with any interest, penalty, addition to Tax or additional amount) and any liabilities, costs, expenses (including, without limitation, reasonable expenses of investigation and attorneys' fees and expenses), arising out of or incident to the imposition, assessment or assertion of any such Tax.

          (d) The Seller shall prepare and file or cause to be filed (i) all Returns in respect of any taxable year ended prior to January 3, 2000, (ii) all Returns in respect of any Combined Tax of the Domestic Acquired Subsidiaries related to the Pre-Closing Tax Period. With respect to all Returns specified in
(i) but not in (ii), such Returns shall be subject to Buyer's review and approval not to be unreasonably withheld and Seller shall deliver such Returns to Buyer for review at least thirty days prior to the due date. Buyer agrees to cooperate, and to cause the Acquired Subsidiaries to cooperate, with the preparation and filing of such Returns. Such cooperation shall include making employees and representatives of Buyer, the Acquired Subsidiaries or their Affiliates available to Seller upon the reasonable request of Seller.

          (e) All Returns not specified in Section 8.03(d) required to be filed by any Acquired Subsidiary after the Closing Date with respect to any Pre-Closing Tax Period will be filed by Buyer when due (taking into account any extension of a required filing date). Any such Return shall be prepared in a manner consistent with past practice and without a change of any election or any accounting method and shall be submitted by Buyer to Seller at least 30 days prior to the due date (including extensions) of such Return. Such Returns shall be subject to Seller's review and approval not to be unreasonably withheld.

          (f) To the extent permitted by law and consistent with the past practice of the Seller, Seller shall include Domestic Acquired Subsidiaries in any Combined Tax return of the Seller Group through the close of business on the Closing Date.

          (g) All transfer, documentary, sales, use, stamp, registration and other such Taxes and fees (including any penalties and interest) incurred in connection with transactions contemplated by this Agreement (including any real property transfer Tax and any similar Tax) shall be borne and paid equally by Buyer and Seller, and Buyer will, at its own expense, file all necessary Returns and other documentation with respect to all such Taxes and fees, and, if required by applicable law, Seller will, and will cause its Affiliates to, join in the execution of any such Returns and other documentation.

         SECTION 8.4. TAX SHARING. Any and all existing Tax Sharing Agreements between any Acquired Subsidiary and any member of the Seller Group shall be terminated as of the Closing Date. After such date none of the Acquired Subsidiaries shall have any further rights or liabilities thereunder. Except as approved in writing by Buyer prior to Closing, all powers of attorney authorizing any party to represent an Acquired Subsidiary shall be terminated on or before the Closing Date.

         SECTION 8.5. COOPERATION ON TAX MATTERS. Buyer and Seller agree to furnish or cause to be furnished to each other, upon request, as promptly as practicable, such information (including access to books and records) and assistance relating to the Acquired Subsidiaries or the Business as is reasonably necessary for the filing of any Return (including any report required pursuant to Section 6043 of the Code and all Treasury Regulations promulgated thereunder), for the preparation for any audit, and for the prosecution or defense of any claim, suit or proceeding relating to any proposed adjustment. Buyer and Seller agree to retain or cause to be retained all books and records pertinent to the Acquired Subsidiaries until the applicable period for assessment under applicable law (giving effect to any and all extensions or waivers) has expired, and to abide by or cause the abidance with all record retention agreements entered into with any Taxing Authority. Buyer shall give and cause the Acquired Subsidiaries to give Seller reasonable notice prior to transferring, discarding or destroying any such books and records relating to Tax matters and, if Seller so requests, Buyer shall allow or cause the Acquired Subsidiaries to allow Seller to take possession of such books and records. Buyer and Seller shall cooperate with each other in the conduct of any audit or other proceedings involving the Acquired Subsidiaries or the Business for any Tax purposes and each shall execute and deliver such powers of attorney and other documents as are necessary to carry out the intent of this Section 8.05.

         SECTION 8.6. INDEMNIFICATION BY SELLER. (a) Seller hereby indemnifies Buyer against and agrees to hold it harmless from any (i) Tax of the Acquired Subsidiaries relating to a Pre-Closing Tax Period and any Tax of the Seller or a Seller Designee, and (ii) liabilities, costs and expenses (including, without limitation, reasonable expenses of investigation and attorneys' fees and expenses), arising out of or incident to the imposition, assessment or assertion of any such Tax, including those incurred in the contest in good faith in appropriate proceedings relating to the imposition, assessment or assertion of any such Tax, in each case incurred or suffered by Buyer, any of its Affiliates or, effective upon the Closing, the Acquired Subsidiaries (the sum of (i) and (ii) being referred to as a "LOSS"). Notwithstanding the foregoing, Seller shall have no liability for the payment of any Loss attributable to or resulting from any action described in Section 8.03(c) hereof; PROVIDED, FURTHER, that (A) Seller's obligation to make any payment in respect of any Loss to the extent that such Loss is attributable to an adjustment which results in a corresponding deduction, amortization, exclusion from income or other allowance (a "TAX BENEFIT") to Buyer, any of its Affiliates or the Acquired Subsidiaries shall be reduced by the present value of the Tax Benefit multiplied by the maximum federal, state or local, as the case may be, corporate Tax rate in effect at the time the relevant adjustment is made, or, in the case of a credit, by 100 percent. The present value referred to in the preceding sentence shall be determined using a discount rate equal to the mid-term applicable federal rate in effect at the time the relevant adjustment is made and assuming that the Tax Benefit will be used at the earliest date or dates allowable by applicable law and (B) except in the case of Excluded Liabilities, this Section 8.06 shall provide the sole source of indemnification from Seller in respect of any Tax.

          (b) For purposes of this Section 8.06, in the case of any Taxes that are imposed on a periodic basis and are payable for a Taxable period that includes (but does not end on) the Closing Date, the portion of such Tax related to the portion of such Taxable period ending on the Closing Date shall (x) in the case of any Taxes other than Taxes based upon or related to income, sales, revenue or payroll be deemed to be the amount of such Tax for the entire Taxable period multiplied by a fraction the numerator of which is the number of days in the

Taxable period ending on the Closing Date and the denominator of which is the number of days in the entire Taxable period, and (y) in the case of any Tax based upon or related to income, sales, revenue or payroll be deemed equal to the amount which would be payable if the relevant Taxable period ended on the Closing Date. Any credits relating to a Taxable period that begins before and ends after the Closing Date shall be taken into account as though the relevant Taxable period ended on the Closing Date. All determinations necessary to give effect to the foregoing allocations shall be made in a manner consistent with prior practice of the Acquiring Subsidiaries.

          (c) If any claim or demand for Taxes in respect of which indemnity may be sought pursuant to this Section 8.06 is asserted in writing against Buyer, any of its Affiliates or, effective upon the Closing, the Acquired Subsidiaries, Buyer shall notify Seller of such claim or demand promptly upon the receipt thereof, or such earlier time that would allow Seller to timely respond to such claim or demand, and shall give Seller such information with respect thereto as Seller may reasonably request. The failure of Buyer to notify Seller promptly shall not relieve Seller of its obligations under this Agreement except to the extent such failure materially prejudices Seller's ability to defend the claim or otherwise increases Seller's liability in respect of Taxes resulted from the claim. Seller may discharge, at any time, its indemnification obligation under this Section 8.06 by paying to Buyer the amount payable pursuant to this Section 8.06, calculated on the date of such payment. Seller may, at its own expense, participate in and, upon notice to Buyer, assume and control the defense of any such claim, suit, action, litigation or proceeding (including any Tax audit). If Seller assumes such defense, (i) Buyer shall have the right (but not the duty) to participate in the defense thereof and to employ counsel separate from the counsel employed by Seller; (ii) Seller shall not be liable for any expenses incurred thereafter by Buyer in connection with the defense of any such claim, suit, action, litigation or proceeding and (iii) Buyer shall execute or cause the Acquired Subsidiaries to execute any power of attorney or other document necessary to permit Seller to control or to settle or to otherwise resolve any such claim, action, litigation or proceeding. Without the consent of Buyer (which consent shall not be unreasonably withheld), Seller shall not settle any such claim, assessment, or dispute with respect to any Tax if such settlement could affect the amount of Taxes of any Acquired Subsidiary for any Tax period after the Closing. Whether or not Seller chooses to defend or prosecute any claim, all of the parties hereto shall cooperate in the defense or prosecution thereof.

          (d) Seller shall not be liable under this Section 8.06 for (i) any Tax the payment of which was made without Seller's prior written consent and (ii) any settlements effected without the consent of Seller and resulting from any claim, suit, action, litigation or proceeding in which Seller was not permitted an opportunity to assume and control the defense.

         SECTION 8.7. SURVIVAL. The indemnity obligation of Seller in Section
8.06 shall survive until 60 days after the expiration of the applicable statute of limitations (giving effect to any waiver or extension thereof). No representations or warranties contained in Section 8.02 shall survive after the Closing.



                                    ARTICLE 9

                                EMPLOYEE BENEFITS

         SECTION 9.1. EMPLOYEES AND OFFERS OF EMPLOYMENT. (a) On the Closing Date, Buyer shall offer employment to all Business Employees except for Roy Burton; PROVIDED that Buyer may terminate at any time after the Closing Date the employment of any employee who accepts such offer (PROVIDED, HOWEVER, that Buyer shall not take or omit to take, and shall not cause any Acquired Subsidiary to take or omit to take, any action that could result in any liability to Seller or its Affiliates under the WARN Act). Seller shall use its reasonable best efforts to cooperate in facilitating the performance of Buyer's obligation to make such offers. Any such offers shall be at such salary or wage which, in the aggregate, is no less favorable than that provided to Business Employees immediately prior to the Closing Date. The employees offered employment by Buyer and who accept and commence such employment are hereinafter collectively referred to as the "TRANSFERRED EMPLOYEES". Seller will not take, and will cause each of its Subsidiaries not to take, any action which would impede, hinder, interfere or otherwise compete with Buyer's effort to hire any Business Employees.

          (b) Schedule 9.01 sets forth a true and complete list of (a) all material severance agreements, policies, plans, and programs of Seller other than statutory severance plans or programs, (b) all material employment agreements with Business Employees, including any agreement containing a change-in-control provision, other than standard form employment agreements, and
(c) all material retention agreements or arrangements existing or anticipated between Seller and any Business Employee. Following the Closing, Buyer shall, or shall cause the Acquired Subsidiaries, to honor all obligations under any employment or severance agreements or arrangements as set forth in Schedule 9.01 hereto covering any Transferred Employee. Buyer shall honor all vacation, personal and sick days accrued by Transferred Employees under any plans, policies, programs and arrangements of Seller or any Acquired Subsidiary immediately prior to the

Closing and, except as to those employees covered under any Collective Bargaining Agreements, Buyer shall provide, or shall cause the Acquired Subsidiaries to provide, Transferred Employees from the Closing Date through December 31, 2000 with (A) annual salary or wage that is not less than the annual salary or wage which they were receiving immediately prior to the Closing Date, and (B) benefits which, in the aggregate, are substantially comparable to those benefits provided to such employees immediately prior to the Closing Date. Subsequent to the Closing Date, Buyer shall be under no obligation to provide to any Transferred Employees any defined pension plans, or any post-employment, medical, dental or life insurance programs, unless required under any applicable law. Buyer shall maintain, or shall cause to be maintained, a "cafeteria plan", as defined in Section 125 of the Code, under which health care and dependant care flexible spending accounts are maintained with respect to Transferred Employees on no less favorable terms than the cafeteria plan maintained by Seller for at least until the last day of the current plan year of the Seller's cafeteria plan.

          (c) With respect to each employee benefit plan of Buyer or its Affiliates in which a Transferred Employee may participate (including any defined benefit and defined contribution plans), for purposes of determining eligibility to participate, vesting and entitlement to benefits (including for severance benefits, vacation entitlement and service awards), service with the Seller or its Affiliates shall be treated as service with Buyer and its Affiliates; PROVIDED, HOWEVER, that such service shall not be recognized to the extent that such recognition would result in a duplication of benefits. Such service shall also apply for purposes of satisfying any waiting periods, evidence of insurability requirements or the application of any preexisting condition limitations. Transferred Employees shall be given credit for amounts paid under a corresponding benefit plan during the same period for purposes of applying deductibles, co-payments and out-of-pocket maximums as though such payments had been paid in accordance with the terms and conditions of the employee benefits plans of Buyer or its Affiliates.

          (d) Following the Closing, Buyer shall assume and honor all obligations under any Collective Bargaining Agreement as such may exist on the Closing Date covering any Transferred Employees.

         SECTION 9.2. SELLER PLANS. (a) Except as expressly set forth herein, Seller or its designated Affiliates shall retain or reimburse Buyer for all liabilities and obligations (including any underfunding of defined benefits plans as of the Closing Date) in respect of benefits accrued under all benefit plans or arrangements maintained, administered or contributed to by Seller or its Affiliates, including the Employee Plans and International Plans, in respect of each Transferred Employee, employee, or former employee (including any beneficiary thereof). Except as expressly set forth herein, no assets of any benefit plans or arrangements maintained, administered or contributed to by Seller or any Affiliate thereof, including any Employee Plan or International Plan, shall be transferred to Buyer or any of its Affiliates or to any plan of Buyer or any of its Affiliates; PROVIDED, that Seller shall not retain, and Buyer shall assume, any and all obligations and liabilities with respect to benefits accrued by Transferred Employees during the transitional services period as provided for in Annex J. Benefit accruals in respect of Transferred Employees under any such plan shall cease at the later of the Closing Date or end of the transitional period as provided for in Annex J. All health care and dependant care flexible spending accounts maintained with respect to Transferred Employees under the Seller's cafeteria plan shall be transferred to the Buyer or one of its Affiliates.

          (b) With respect to any Transferred Employee (including any beneficiary or dependent thereof) who enters a hospital or is on short-term disability or workers' compensation under any Employee Plan or International Plan on or prior to the Closing Date and continues in a hospital or on short-term disability or workers' compensation after the Closing Date, Seller shall be responsible for claims and expenses incurred both before and after the Closing Date in connection with such person, to the extent that such claims and expenses are covered by an Employee Plan or International Plan until such time, (if any) that, in the case of a Transferred Employee, such person resumes full-time employment with Buyer or one of its Affiliates and, in the case of any beneficiary or dependent of a Transferred Employee, such person's hospitalization has terminated. With respect to any benefit plans or arrangements covering medical expenses and other costs relating to pregnancies and maternity leave, Seller shall be responsible for all claims (whether or not reported) and expenses incurred during the period prior to and ending on the Closing Date, and Buyer and its Affiliates shall be responsible for such benefit plans or arrangements covering such pregnancies and maternity leave for the period subsequent to the Closing Date.

         SECTION 9.3. THIRD PARTY BENEFICIARIES. No provision of this Article 9 shall create any third party beneficiary or other rights in any employee or former employee (including any beneficiary or dependent thereof) of Seller or any of its Affiliates in respect of continued employment (or resumed employment) with either Buyer or any of its Affiliate or Seller or any of its Affiliate or in connection with the Business and no provision of this Article 9 shall create any such rights in any such individuals in respect of any benefits that may be provided, directly or indirectly, under any benefit plans or arrangements maintained, administered or contributed to by Seller or any of its Affiliate, including any Employee Plan or International Plan, or any plan or arrangement which may be established by Buyer or any of its Affiliates. No provision of this Agreement shall constitute a limitation on rights to amend, modify or terminate after the Closing Date any such plans or arrangements of Buyer or any of its Affiliates.

         SECTION 9.4. EXCLUDED EMPLOYEES. Buyer and Seller agree that all individuals employed by the European Headquarters (including such persons on leave of absence) shall be Excluded Employees; PROVIDED that Buyer shall have the right prior to Closing to designate any such employees as "Business Employees" by written notice to Seller within 45 days after the date hereof. Any employee so designated by Buyer shall be deemed not to be an Excluded Employee and shall instead be deemed a Business Employee for the purposes of this Agreement.

         SECTION 9.5. RETENTION AGREEMENTS. Notwithstanding anything in this Agreement to the contrary, Buyer shall assume all obligations and liabilities under any retention agreements entered into by Seller or any of its Affiliates with the consent of Buyer in accordance with Section 5.01(d) hereof (including, without limitation, those retention agreements set forth on Schedule 9.01).



                                   ARTICLE 10

                              CONDITIONS TO CLOSING

         SECTION 10.1. CONDITIONS TO OBLIGATIONS OF BUYER AND SELLER. (a) The obligations of Buyer and Seller to consummate the Closing are subject to the satisfaction of the following conditions:

                  (i) Any applicable waiting period under the HSR Act relating to the transactions contemplated hereby shall have expired or been terminated.

                  (ii) No provision of any applicable law or regulation and no judgment, injunction, order or decree shall prohibit the consummation of the Closing.

                  (iii) All applicable governmental consents and approvals (including such consents and approvals as required under applicable antitrust, competition or merger control laws) shall have been obtained.

                  (iv) Seller shall have obtained the Required Consents.

          (b) Notwithstanding the foregoing, in the event that all of the conditions set forth in this Article 10 are satisfied with respect to the Key Countries and the condition set forth in Section 10.02(d) is satisfied, but such conditions (except for the condition set forth in Section 10.02(d)) are not satisfied with respect to one or more other jurisdictions, Seller and Buyer agree to consummate the Closing with respect to those assets and liabilities of the Business for which (i) all required approvals and consents described in
Section 10.01(a) have been obtained, or (ii) no approvals or consents are required (a "PRIMARY CLOSING"). In the event of a Primary Closing, Buyer shall pay the entire Purchase Price into an account (the "ESCROW ACCOUNT") established pursuant to an escrow agreement reasonably satisfactory to both Seller and Buyer. Funds in the escrow account will bear interest from the date of the Primary Closing as provided in the escrow agreement, such interest to be for the account of the Seller. At the Primary Closing, (A) Seller shall transfer and assign to Buyer, and Buyer shall purchase and accept from Seller, those Purchased Assets and Assumed Liabilities constituting that part of the Business for which consents or approvals described in Section 10.01(a) have been obtained or are not required, and (B) Buyer and Seller shall cause to be released from the Escrow Account such amount of the Purchase Price that Buyer and Seller shall agree in good faith to be allocated to such part of the Business being so transferred. The closing or closings with respect to the Purchased Assets and Assumed Liabilities not transferred, assigned, purchased and accepted at the Primary Closing (each, a "SUBSEQUENT CLOSING") shall occur as promptly as practical after receipt of the remaining approvals and consents referred to in
Section 10.01(a). At each Subsequent Closing, Buyer and Seller shall cause to be released from the Escrow Account such amount of the Purchase Price that Buyer and Seller shall agree in good faith to be allocated to such part of the Business being so transferred. From the Primary Closing, the entirety of the Business shall be operated for the benefit and detriment of Buyer. Buyer and Seller agree to negotiate in good faith any appropriate modifications to this Agreement to effectuate the foregoing.

         SECTION 10.2. CONDITIONS TO OBLIGATION OF BUYER. The obligation of Buyer to consummate the Closing is subject to the satisfaction of the following further conditions:

          (a) (i) Seller shall have performed in all material respects all of its obligations hereunder required to be performed by it on or prior to the Closing Date, (ii) the representations and warranties of Seller contained in this Agreement and in any certificate or other writing delivered by Seller pursuant hereto shall be true at and as of the Closing Date, as if made at and as of such date without qualification as to materiality or Material Adverse Effect, with only such exceptions as would not in the aggregate have a Material Adverse Effect and
(iii) Buyer shall have received a certificate signed by an executive officer of Seller to the foregoing effect.

          (b) Buyer shall have received all documents it may reasonably request relating to the existence of Seller and the Acquired Subsidiaries and the authority of Seller for this Agreement, all in form and substance reasonably satisfactory to Buyer.

          (c) Seller shall have consummated the Reorganization.

          (d) There shall not have been any Material Adverse Effect from the date hereof to the Closing Date.

          (e) Seller shall have provided to Buyer copies of resolutions of Seller certified by the Secretary or an Assistant Secretary of Seller authorizing the execution, delivery and performance of this Agreement and the transactions contemplated hereby.

         SECTION 10.3. CONDITIONS TO OBLIGATION OF SELLER. The obligation of Seller to consummate the Closing is subject to the satisfaction of the following further conditions:

          (a) (i) Buyer shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Closing Date, (ii) the representations and warranties of Buyer contained in this Agreement and in any certificate or other writing delivered by Buyer pursuant hereto shall be true in all material respects at and as of the Closing Date, as if made at and as of such date and (iii) Seller shall have received a certificate signed by an executive officer of Buyer to the foregoing effect.

          (b) Seller shall have received all documents it may reasonably request relating to the existence of Buyer and the authority of Buyer for this Agreement, all in form and substance reasonably satisfactory to Seller.

          (c) Buyer shall have provided to Seller copies of resolutions of Buyer certified by the Secretary or an Assistant Secretary of Buyer authorizing the execution, delivery and performance of this Agreement and the transactions contemplated hereby.

                                   ARTICLE 11

                            SURVIVAL; INDEMNIFICATION

         SECTION 11.1. SURVIVAL. Subject to Section 8.07 of this Agreement, the representations and warranties of the parties hereto contained in this Agreement shall survive the Closing until the date which is eighteen (18) months after the Closing Date; PROVIDED that the representations and warranties contained in
Section 3.06(b) and Section 3.17(b) shall survive the Closing indefinitely. Notwithstanding the preceding sentence, any representation or warranty in respect of which indemnity may be sought under this Agreement shall survive the time at which it would otherwise terminate pursuant to the preceding sentence, if notice of the inaccuracy thereof giving rise to such right of indemnity shall have been given to the party against whom such indemnity may be sought prior to such time.

         SECTION 11.2. INDEMNIFICATION. (a) Seller hereby indemnifies Buyer and its Affiliates against and agrees to hold each of them harmless from any and all damage, loss, liability and expense (including, without limitation, reasonable expenses of investigation and reasonable attorneys' fees and expenses in connection with any action, suit or proceeding) ("DAMAGES") incurred or suffered by Buyer or any of its Affiliates arising out of:

                  (i) any misrepresentation or breach of warranty made by Seller pursuant to this Agreement (other than any representation or warranty contained in Section 3.07(c), 3.08(a), 3.17(b), 3.23(a), or Article 8);

                  (ii) any breach of any covenant or agreement made by Seller pursuant to this Agreement (other than any covenant or agreement contained in Article 8, which shall be governed according to the terms of Article 8); and

                  (iii) any Excluded Liability;

         PROVIDED that (A) Seller shall not be liable under Section 11.02(a)(i) unless the aggregate amount of Damages with respect to all matters referred to in Section 11.02(a)(i) exceeds $3,000,000 (the "BASKET AMOUNT") and then only to the extent of such excess and (B) Seller's maximum liability under Section 11.02(a)(i) shall not exceed $250,000,000 (the "CAP AMOUNT"); and PROVIDED FURTHER, that neither the Basket Amount nor the Cap Amount shall be applicable to claims arising under the first sentence of Section 3.06(b) or under Article 8.

          (b) Buyer hereby indemnifies Seller and its Affiliates against and agrees to hold each of them harmless from any and all Damages incurred or suffered by Seller or any of its Affiliates arising out of:

                  (i) any misrepresentation or breach of warranty made by Buyer pursuant to this Agreement;

                  (ii) any breach of any covenant or agreement made by Buyer pursuant to this Agreement;

                  (iii) any Assumed Liability; and

                  (iv) the operation of the Business by Buyer and its Affiliates after the Closing;

         PROVIDED that (A) Buyer shall not be liable under Section 11.02(b)(i) unless the aggregate amount of Damages with respect to all matters referred to in Section 11.02(b)(i) exceeds the Basket Amount and then only to the extent of such excess and (B) Buyer's maximum liability under Section 11.02(b)(i) shall not exceed the Cap Amount.

         (c) Seller hereby indemnifies Buyer and its Affiliates against and agrees to hold each of them harmless from Damages incurred or suffered by Buyer or any of its Affiliates, subject to the terms of Section 11.03(f) below, to the extent arising out of (A) any Environmental Liabilities and (B) any misrepresentation or breach of warranty of Seller in Section 3.17(b), and limited to the percentage of such Damages as follows:

                  (i) 100% of the Damages arising in connection with the matters specified in Schedule 11.02(c) or arising out of any misrepresentation or breach of warranty of Seller in Section 3.17(b);

                  (ii) with respect to Environmental Liabilities not identified on Schedule 11.02(c) or not arising from a misrepresentation or breach of warranty made by Seller in Section 3.17(b):

                           (A) 100% of the first $2,000,000 (the "ENVIRONMENTAL
                  DEDUCTIBLE") in aggregate Damages to the extent identified in
                  Section 11.02(c)(ii)(B) or 11.02(c)(ii)(C);

                           (B) with respect to any claim relating to any
                  Environmental Liability which is received by Buyer on or prior to the 5th anniversary of the Closing Date, 75% of any Damages (after giving effect to the Environmental Deductible) arising out of such Environmental Liability;

                           (C) with respect to any claim relating to any
                  Environmental Liability which is received by Buyer after the 5th anniversary of the Closing Date but on or prior to the 7th anniversary of the Closing Date, 50% of any Damages (after giving effect to the Environmental Deductible) arising out of such Environmental Liability; and

                           (D) with respect to any claim relating to any
                  Environmental Liability which is received by Buyer at any time after the 7th anniversary of the Closing Date, 0% of any Damages arising out of such Environmental Liability.

         SECTION 11.3. PROCEDURES. (a) The party seeking indemnification under
Section 11.02 (the "INDEMNIFIED PARTY") agrees to give prompt notice in reasonable detail to the party against whom indemnity is sought (the "INDEMNIFYING PARTY") of the assertion of any claim, or the commencement of any suit, action or proceeding in respect of which indemnity may be sought under such Section and will provide the Indemnifying Party such information with respect thereto that the Indemnifying may reasonably request. Except as otherwise provided in Section 11.02(c), the failure to so notify the Indemnifying Party shall not relieve the Indemnifying Party of its obligations hereunder, except to the extent such failure shall have adversely prejudiced the Indemnifying Party.

          (b) The Indemnifying Party shall be entitled to participate in the defense of any Claim asserted by any third party ("THIRD PARTY CLAIM") and, subject to the limitations set forth in Section 11.03(c), shall be entitled to control and appoint lead counsel for such defense, in each case at its expense.

          (c) If the Indemnifying Party shall assume the control of the defense of any Third Party Claim in accordance with the provisions of this Section 11.03, (i) the Indemnifying Party shall obtain the prior written consent of the Indemnified Party (which shall not be unreasonably withheld) before entering into any settlement of such Third Party Claim, if the settlement does not release the Indemnified Party from all liabilities and obligations with respect to such Third Party Claim or the settlement imposes injunctive or other equitable relief against the Indemnified Party and (ii) the Indemnified Party shall be entitled to participate in the defense of such Third Party Claim and to employ separate counsel of its choice for such purpose. The fees and expenses of such separate counsel shall be paid by the Indemnified Party.

          (d) Each party shall cooperate, and cause their respective Affiliates to cooperate, in the defense or prosecution of any Third Party Claim and shall furnish or cause to be furnished such records, information and testimony, and attend such conferences, discovery proceedings, hearings, trials or appeals, as may be reasonably requested in connection therewith.

          (e) For the avoidance of doubt, the parties acknowledge and agree that the provisions of Section 11.03(a) through (d) above shall apply to any suit, action or proceeding relating to any Excluded Liability, including without limitation those items identified in Item 5 of Annex E; PROVIDED, however, that Buyer shall not be required to give notice pursuant to Section 11.03(a) to Seller with respect to any Excluded Liabilities that are identified on Schedule 3.08(a).

          (f) ENVIRONMENTAL PROCEDURES. (i) With respect to any Damages for which Buyer or its Affiliates are seeking indemnification pursuant to Sections 11.02(c)(i), 11.02(c)(ii)(A), or 11.02(c)(ii)(B), (x) Seller shall have the right at its option to retain exclusive control over such matters, PROVIDED that Seller agrees to use reasonable best efforts to avoid unreasonable interference with the operation of the Business and agrees to provide Buyer, in advance, with a reasonably detailed description of any proposed remedial actions and a reasonable period of time, given the specific circumstances, to permit Buyer to comment on such proposed actions, and Seller agrees to consider in good faith any such comments, and (y) Buyer agrees to, and shall cause its Affiliates to, cooperate with Seller in providing all necessary and reasonably requested access to properties and facilities and providing Seller with copies of all communications relating to such matter received from any governmental entity or third party. Seller agrees to provide to Buyer copies of any and all material environmental audits, studies, action plans, tests and communications with any governmental entity or third party relating to Seller's remedial activities with respect to facilities that are part of the Business at the Closing Date. With respect to any Damages for which Buyer or its Affiliates are seeking indemnification pursuant to Section 11.02(c)(ii)(C), Buyer shall have the right at its option to retain exclusive control over such matters, PROVIDED that Buyer agrees to provide Seller, in advance, with a reasonably detailed description of any proposed remedial actions and a reasonable period of time, given the specific circumstances, to permit Seller to comment on such proposed actions, and Buyer agrees to consider in good faith any such comments. Buyer agrees to provide to Seller copies of any and all material environmental audits, studies, action plans, tests and communications with any governmental entity or third party relating to Buyer's remedial activities with respect to facilities that are part of the Business at the Closing Date.

         (ii) Buyer and its Affiliates agree not to take any voluntary action, including any sampling of the soil or groundwater, or to initiate or encourage any action by any third party, including any governmental agency or third party, which could reasonably be expected to lead to a claim by such third party with respect to such matters; PROVIDED THAT if any applicable law, including any Environmental Law, or any lease existing as of the Closing Date (including such extensions on the identical terms of such lease, but recognizing that terms such as length of lease, price, insurance or utilities may vary) with respect to facilities that are part of the Business at the Closing Date, or any third party claim against Buyer, the Acquired Subsidiaries or their respective Affiliates, requires any of Buyer, the Acquired Subsidiaries or their respective Affiliates to investigate, take action, initiate or encourage any such action, Buyer will promptly notify Seller of such requirement and the content and timing of any action that Buyer or its Affiliates proposes to make, and Seller and Buyer shall consult with each other regarding the satisfaction of such requirement.

         (iii) Seller shall have no liability under Section 11.02(c) of this Agreement for any Damages to the extent arising out of any voluntary investigation (whether through the taking of soil or groundwater samples or otherwise) except as expressly permitted in Section 11.03(f)(ii), whether by Buyer, its Affiliates or any other person, including any subsequent owner or operator of the Business or any Purchased Asset.

         (iv) Notwithstanding the provision of Section 11.03(f)(ii) and (iii) hereof, Buyer, the Acquired Subsidiaries and their respective Affiliates may conduct or permit to be conducted reasonable, non-intrusive environmental inspections and compliance audits and assessments of the Business sites in the ordinary course as part of a compliance program so long as any inspection or audit is performed in a manner consistent with the manner in which Buyer and its Affiliates generally conduct such inspections or audits for their other facilities. Furthermore, to the extent that a bona fide prospective purchaser of any of the Business sites requests authorization to conduct an environmental assessment of any of such in the course of its due diligence investigation with respect to the purchase of any of such sites, Buyer and its Affiliates may permit the conduct of a non-intrusive Phase I investigation of such sites.

         (v) Seller's obligation to indemnify Buyer or any of its Affiliates for any Damages pursuant to Section 11.02(c) or with respect to any other environmental matters, shall be limited to those Damages which are not caused by

Buyer or its Affiliates and shall also be limited to those which must be incurred to meet the least stringent applicable requirements of any applicable Environmental Law, based upon the use of the most reasonable cost-effective method available under the circumstances based upon the use of the property as industrial property. To the extent necessary to achieve the purposes set forth in this Section 11.03(f)(v), Buyer and its Affiliates agree that a deed or other restriction on real property owned by Buyer or its Affiliates is a reasonable cost-effective method so long as such restriction does not materially limit the industrial activities currently being performed on those properties.

         SECTION 11.4. CALCULATION OF DAMAGES. (a) The amount of any Damages payable under Section 11.03 by the Indemnifying Party shall be net of (i) any amounts recovered or recoverable by the Indemnified Party under applicable insurance policies, (ii) any Tax imposed by the Indemnified Party arising from the receipt of indemnity payments and (iii) any Tax Benefit realized by the Indemnified Party arising from the incurrence or payment of any such Damages. In computing the amount of any such Tax cost or Tax Benefit, the Indemnified Party shall be deemed to fully utilize, at the highest marginal tax rate then in effect, all Tax items arising from the receipt of any indemnity payment hereunder or the incurrence or payment of any indemnified Damages.

          (b) The Indemnifying Party shall not be liable under Section 11.02 for any (i) Damages relating to any matter to the extent that the Indemnified Party had been compensated for such matter pursuant to the Purchase Price adjustment under Section 2.09 or (ii) consequential or punitive Damages (other than consequential or punitive Damages that arise from a Third-Party Claim for consequential or punitive Damages).

         SECTION 11.5. ASSIGNMENT OF CLAIMS. If the Indemnified Party receives any payment from an Indemnifying Party in respect of any Damages pursuant to
Section 11.02 and the Indemnified Party could have recovered all or a part of such Damages from a third party (a "POTENTIAL CONTRIBUTOR") based on the underlying Claim asserted against the Indemnifying Party, the Indemnified Party shall assign such of its rights to proceed against the Potential Contributor as are necessary to permit the Indemnifying Party to recover from the Potential Contributor the amount of such payment; PROVIDED that the Indemnified Party shall not be required to assign any right to proceed against a Potential Contributor if the Indemnified Party determines in its reasonable discretion that such assignment would be materially detrimental to its reputation or future business prospects.

         SECTION 11.6. EXCLUSIVITY. After the Closing, the indemnification provided in this Article 11 will be the sole and exclusive remedy of Buyer and

Seller with respect to matters described in this Article 11 and Buyer waives any rights and claims it or its Affiliates may have against Seller and its Affiliates, whether in law or in equity, relating to the Business, the Purchased Assets or the Real Property, including without limitation claims for contribution or other rights or recovery arising out of or relating to any Environmental Law.



                                   ARTICLE 12

                                   TERMINATION

         SECTION 12.1. GROUNDS FOR TERMINATION. This Agreement may be terminated at any time prior to the Closing:

                  (a) by mutual written agreement of Seller and Buyer;

                  (b) by either Seller or Buyer if the Closing (or the Primary Closing, if applicable) shall not have been consummated on or before December 31, 2000; or

                  (c) by either Seller or Buyer if consummation of the transactions contemplated hereby would violate any nonappealable final order, decree or judgment of any court or governmental body having competent jurisdiction.

         The party desiring to terminate this Agreement pursuant to clauses 12.01(b) or 12.01(c) shall give notice of such termination to the other party.

         SECTION 12.2. EFFECT OF TERMINATION. If this Agreement is terminated as permitted by Section 12.01(b) or 12.01(c), such termination shall be without liability of either party (or any stockholder, director, officer, employee, agent, consultant or representative of such party) to the other party to this Agreement; PROVIDED that if such termination shall result from the willful (i) failure of either party to fulfill a condition to the performance of the obligations of the other party, (ii) failure to perform a covenant of this Agreement or (iii) breach by either party hereto of any representation or warranty or agreement contained herein, such party shall be fully liable for any and all Damages incurred or suffered by the other party as a result of such failure or breach. The provisions of Sections 6.01, 13.03, 13.05, 13.06 and
13.07 shall survive any termination hereof pursuant to Section 12.01.

                                   ARTICLE 13

                                  MISCELLANEOUS

         SECTION 13.1. NOTICES. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission) and shall be given,

         if to Buyer, to:

                  Tyco Group S.a.r.l.
                  6, Avenue Emile Reuter
                  Second Floor
                  L-2420 Luxembourg
                  Attn: Managing Director
                  Fax: 352-021-181-281

         with a copy to:

                  Tyco International (US) Inc.
                  One Tyco Park
                  Exeter, New Hampshire 03833
                  Attn: General Counsel
                  Fax: (603) 778-7700

         if to Seller, to:

                  Thomas & Betts Corporation
                  8155 T&B Boulevard
                  Memphis, Tennessee 38125
                  Attention:  Jerry Kronenberg
                               Vice President, General Counsel and Secretary

                  Fax: (901) 252-1354
                  with a copy to:

                  Davis Polk & Wardwell
                  450 Lexington Avenue
                  New York, New York 10017
                  Attention: Paul R. Kingsley

                  Fax: (212) 450-4800

All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. in the place of receipt and such day is a business day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding business day in the place of receipt.

         SECTION 13.2. AMENDMENTS AND WAIVERS. (a) Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement, or in the case of a waiver, by the party against whom the waiver is to be effective.

          (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

         SECTION 13.3. EXPENSES. Except as otherwise provided herein, all costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

         SECTION 13.4. SUCCESSORS AND ASSIGNS. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; PROVIDED that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other party hereto. Notwithstanding the foregoing, Buyer may transfer or assign in whole or in part to one or more of its subsidiaries or Affiliates the right to purchase all or a portion of the Purchased Assets, but no such transfer or assignment will relieve Buyer of its obligations hereunder. Buyer agrees that upon any transfer of all or substantially all of the assets of Buyer, Buyer shall either (a) cause the transferee of such assets to assume the obligations of Buyer to Seller hereunder, or (b) cause a Person with a creditworthiness greater than or equal to that of Buyer at the time of such transfer to assume Buyer's obligations to Seller hereunder, in each case pursuant to an instrument in writing reasonably satisfactory to Seller.

         SECTION 13.5. GOVERNING LAW. Agreement shall be governed by and construed in accordance with the law of the State of New York, without regard to the conflicts of law rules of such state.

         SECTION 13.6. JURISDICTION. Except as otherwise expressly provided in this Agreement, the parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in the United States District Court for the Southern District of New York or any New York State court sitting in New York City, so long as one of such courts shall have subject matter jurisdiction over such suit, action or proceeding, and that any cause of action arising out of this Agreement shall be deemed to have arisen from a transaction of business in the State of New York, and each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 13.01 shall be deemed effective service of process on such party.

         SECTION 13.7. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

         SECTION 13.8. COUNTERPARTS; THIRD PARTY BENEFICIARIES. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other party hereto. No provision of this Agreement is intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

         SECTION 13.9. ENTIRE AGREEMENT. This Agreement and the annexes and schedules hereto constitute the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement.

         SECTION 13.10. BULK SALES LAWS. Buyer and Seller each hereby waive compliance by Seller with the provisions of the "bulk sales", "bulk transfer" or similar laws of any state. Seller agrees to indemnify and hold Buyer harmless against any and all claims, losses, damages, liabilities, costs and expenses incurred by Buyer or any of its Affiliates as a result of any failure to comply with any such "bulk sales", "bulk transfer" or similar laws.

         SECTION 13.11. CAPTIONS. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

         SECTION 13.12. DISCLOSURE SCHEDULES. (a) The parties acknowledge and agree that (i) the Schedules to this Agreement may include certain items and information solely for informational purposes for the convenience of Buyer and
(ii) the disclosure by Seller of any matter in the Schedules shall not be deemed to constitute an acknowledgment by Seller that the matter is required to be disclosed by the terms of this Agreement or that the matter is material.

          (b) After the date hereof, Seller may make such investigations and conduct such due diligence with respect to environmental matters set forth on
Schedule 11.02(c), including, without limitation, the Hatboro facility, the costs of such investigation to be for the account of Seller. Buyer agrees to review with Seller the results of such investigations and due diligence, and Buyer and Seller agree to use good faith efforts to make such modifications to
Schedule 11.02(c) as are appropriate based on such review. In the event that Buyer and Seller agree on any amendments to Schedule 11.02(c), Schedule 11.02(c) attached to this Agreement as of the date hereof shall be deemed to be superseded by the revised Schedule 11.02(c).

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                            TYCO GROUP S.a.r.l.



                                            By: ____________________________
                                                Name:
                                                Title:


                                            THOMAS & BETTS CORPORATION



                                            By: ____________________________
                                                Name:
                                                Title:

                                     ANNEX A
                                 REORGANIZATION

          1. Seller will contribute all U.S. assets primarily related to the Business to Augat Inc. The parties will mutually agree in good faith on steps of the Reorganization regarding contributions before such contributions are made.

          2. Seller will cause all assets not primarily related to the Business to be transferred out of Acquired Subsidiaries.

          3. Seller will move intercompany receivables/payables, intercompany loans, external debt (except as otherwise agreed between Seller and Buyer) and cash, cash equivalents, marketable securities and similar investments out of Acquired Subsidiaries; PROVIDED that Seller may leave up to $5,000,000 in the aggregate of cash in the Acquired Subsidiaries at Closing; and PROVIDED FURTHER, that if more than $5,000,000 in the aggregate of cash is left in the Acquired Subsidiaries at Closing, Seller shall indemnify Buyer and its Affiliates for any costs, including, without limitation, Taxes in repatriating such amount of cash in excess of $5,000,000.

                                     ANNEX B
                                PURCHASED ASSETS

     1. The issued and outstanding capital stock or other equity interest of each Acquired Subsidiary (it being understood that the capital stock and LLC interests of Augat Wiring Systems, Inc. and Exemplar/T&B Electrical Systems LLC, respectively, will not be transferred directly, but will be transferred indirectly by virtue of the transfer of the capital stock of Augat Inc.

     2. Certain assets of Thomas & Betts Europe CV including the inventory and payables from the product lines listed on Annex F and trade receivables from customers in the "TOPS" system coded: AU, NA, DI, OE, DA, ED, EO, GD, GO, NE and NI.

     3. Certain leasehold improvements of Thomas & Betts Monterrey including a warehouse of 38,732 square feet and the mobile communications building of 30,000 square feet.

     4.   Business Intellectual Property Rights.

     5.   The assets of the Taiwan sales branch

     6. Certain assets of T&B Corporation physically located at the T&B maquiladoras. The assets are the property, plant and equipment related to the product lines listed in Annex F. These assets are to be specifically purchased by an entity operating a maquiladora in Mexico.

     7. Certain assets (trade receivables and inventory) of T&B Ltd. (Canada) from the product lines listed in Annex F. These assets may be contributed to a Canadian subsidiary and the stock of that subsidiary may be the asset sold.

     8. The leasehold improvements related to the warehouse located in Luton UK owned by T&B Ltd. (UK)

     9. Inventory, accounts payable and PPE of Amerace Inc. related to the Agastat product line number 056 and accounts receivable from customers in the "TOPS" system coded: AU, NA, DI, OE, DA, ED, EO, GD, GO, NE and NI.

     10. Accounts payable and PPE of the Bluffton and Grapevine sales offices owned by T&B

                                     ANNEX C
                                 EXCLUDED ASSETS

     1. Cash, cash equivalents, marketable securities and similar investments, except to the extent reflected in Closing Working Capital.

     2.   Intercompany accounts.

     3. The Thomas & Betts name and marks and Intellectual Property Rights that are not Business Intellectual Property Rights.

     4. T&B Hungary - The plant located at Kecskemet Hungary excluding the property plant and equipment related to the product lines listed in Annex F.

     5. T&B Japan Ltd. - All machinery and equipment not related to product lines listed in Annex F.

     6. T&B GmbH - All machinery and equipment not related to product lines listed in Annex F.

     7. Augat Inc - Furniture and Fixtures that are located at the T&B headquarters building in Memphis and assets listed on the Augat Inc. HQ Memphis ledger.

     8.   Augat Inc. - two stamping machines located at the Boyne facility.

     9. Augat Inc. - Telecom and non-insert CATV molding machines located at the Clinton facility.

     10. T&B - Mini C assembly machines and associate premise wiring equipment located at the Irvine facility.

     11. All inventory and accounts payable related to product lines not listed in Annex F and accounts receivable not from customers in the "TOPS" system coded: AU, NA, DI, OE, DA, ED, EO, GD, GO, NE and NI.

     12. The issued and outstanding capital stock of Thomas & Betts Euro Distribution S.A., Thomas & Betts European Centre, and Thomas & Betts Euro Service Centre (other than inventory described on Annex B, which inventory is owned by Thomas & Betts Europe CV).

     13. The non-operating facility at 33 Perry Avenue in Attleboro, MA and property at Canton, MA.

     14. All rights under previously maintained or existing insurance policies of Seller or any of its Affiliates with respect to matters for which Seller or any Affiliate of Seller (i) has incurred or may incur out-of pocket costs (including, without limitation, those matters set forth on Schedule 3.12), or (ii) have a contractual obligation to indemnify a third party (including, without limitation, Buyer or any of its Affiliates).

     15. All claims, causes of action or other rights of Seller or any of its Affiliates arising out of the matters described below:

         (a) TDI Batteries (T&B) v. Mpower, et al.

         (b) T&B v. Vargas and Ock.

         (c) AEA Technology v. T&B

                                     ANNEX D
                               ASSUMED LIABILITIES



         All obligations, contracts and liabilities of Seller or any subsidiary of Seller of any kind, character or description (whether known or unknown, accrued, absolute, contingent or otherwise) primarily relating to or arising out of the conduct of the Business, except for the Excluded Liabilities, including without limitation, all liabilities and obligations of each Acquired Subsidiary.

                                     ANNEX E
                              EXCLUDED LIABILITIES

                  1. Any liability or obligation of Seller or any Seller Designee in respect of any United States Tax; PROVIDED that Transfer Taxes incurred in connection with the transactions contemplated by this Agreement shall be paid in the manner set forth in Section 8.03 hereof.

                  2. Any liability or obligation relating to employee benefits or compensation arrangements existing on or prior to the Closing Date with respect to any Excluded Employee, Business Employee or former Business Employee to the extent provided in Article 9.

                  3. Any indebtedness for borrowed money (other than trade payable incurred in the ordinary course of business) and any prepayment penalty relating to such indebtedness of Thomas & Betts Japan, Ltd. (whether incurred at or after the Closing), other than any indebtedness for borrowed money deducted from the Purchase Price pursuant to Section 2.06.

                  4. Any liability or obligation relating to an Excluded Asset.

                  5. Any liability or obligation related to any action, suit, investigation or proceeding pending against the Business before any court or arbitrator or any governmental body, agency or official prior to the Closing (including, without limitation, those actions set forth on Schedule 3.08(a)).

                  6. Any liability or obligation arising out of the following:

                        (i) any event occurring prior to the Closing resulting in personal injury, sickness, death or property damage or destruction or loss of use of property arising out of or resulting from the operation of the Business by Seller or any of the Acquired Subsidiaries; PROVIDED that any such personal injury, sickness, death or property damage or destruction is covered by insurance policies maintained by or for the benefit of Seller or any of its Affiliates as of the date of the event giving rise to such liability (determined without regard to any deductibles, self-insured retentions, retroactive premium adjustments or claims which are not paid pursuant to a reservation of rights);

                        (ii) any breach of contract by Seller or any of the Acquired Subsidiaries to the extent such claim is asserted in writing to Seller or an Acquired Subsidiary by a third party prior to the Closing;

                        (iii) any workers' compensation claim arising from the
                              operation of the Business by Seller or any of the Acquired Subsidiaries prior to the Closing; and

                        (iv) any personal injury, sickness, death or property damage or destruction resulting from occurrences occurring prior to the Closing arising out of a defect of products manufactured or sold by Seller prior to the Closing including, without limitation, any such liabilities or obligations for defects in design or failure to warn.

                  7. Any liability or obligation arising out of Item 1 described on Schedule 3.23.

                                     ANNEX F
                                  PRODUCT LINES


PRODUCT LINE               DESCRIPTION

041                        IDC CONNECTORS
042                        2 PC
043                        MISC PCB CONNECTIONS (INCL. SMART CARD)
044                        ACTIVE CONNECTORS
045                        FLEX
046                        CARD EDGE
047                        AUTO CONNECTORS
048                        D SUBS
049                        IDC CABLE
055                        BUCHANAN TERMINAL BLOCK
056                        RELAYS/TIMERS - AGASTAT
062                        AG SOCKETS
063                        AG SWITCHES
064                        AG CONNECTORS
065                        AG TERM BLOCK
067                        AG ETI
068                        MPI
078                        AUTO COMPONENTS
079                        AUTO WIRING HARNESS
080                        TRIAD
092                        NETWORK CONNECTORS
094                        CABLES ASSEMBLIES
802                        DISK DRIVES
803                        AUTO FLEX
804                        AG COMPONENTS
805                        AG WIRING
820                        BATTERY PACKS (TDI)
985                        OTHER ELECTRONICS


                                     ANNEX G
                                BUYER'S KNOWLEDGE

1.  Richard Brann                           Managing Director of Buyer

2.  Erik Lazar                              Managing Director of Buyer


                                     ANNEX H
                               SELLER'S KNOWLEDGE

1.    Clyde R. Moore                 Chairman, President and Chief Executive Officer

2.    T. Roy Burton                  President - Electronics/OEM Group

3.    Jerry Kronenberg               Vice President General Counsel and Secretary

4.    David Alyea                    Group Controller - Electronics

5.    William Strobel                President - Professional Electronics Division

6.    Robert Crumley                 President - Automotive Division

7.    Michael Kirkman                MPI - Business Manager

8.    David Redfern                  TDI - Division Manager

9.    W. David Smith                 Chief Commercial Counsel

10.   Penelope Y. Turnbow            Assistant Secretary and Corporate Counsel

11.   Michael Hoelter                Chief Patent Counsel

12.   Michael Geiger                 Chief Environmental Counsel

13.   John R. Janulis                Vice President - Controller

14.   Joe Warren                     Vice President - Taxes

15.   Om Chopra                      Head of Environmental

16.   Connie Muscarella              Vice President - Human Resources


                                     ANNEX I
                              ACQUIRED SUBSIDIARIES

Domestic Acquired Subsidiaries:

          16. Augat Inc., a Massachusetts corporation.

          17. Augat Wiring Systems Inc., an Alabama corporation.

Foreign Acquired Subsidiaries:

           1. Thomas & Betts Hong Kong Limited, a Hong Kong company.

           2. Thomas & Betts Japan, Ltd., a Japanese company.

           3. Thomas & Betts (S.E. Asia) Pte. Ltd., a Singapore company.

           4. Thomas & Betts Malaysia Sdn. Bhd., a Malaysian company.

           5. Thomas & Betts Hermosillo S. de R.L. de C.V., a Mexican company.

           6. Thomas & Betts France S.A., a French corporation.

           7. Thomas & Betts GmbH, a German limited liability company.

           8. Thomas & Betts Hungary Kft., a Hungarian company.

           9. Thomas & Betts s.r.l., an Italian limited liability company.

          10. Thomas & Betts (Luxembourg) S.A., a Luxembourg company.

          11. Thomas & Betts Switzerland A.G., a Swiss corporation.

          12. Thomas & Betts AB Sweden, a Swedish corporation.

          13. TDI Batteries (Europe) Limited, a U.K. company.

                                     ANNEX J
                   TRANSITIONAL SERVICES AGREEMENT TERM SHEET


PART A.

PROVIDER:                    Thomas & Betts Corporation ("TNB")

PURCHASER:                   Tyco Group S.a.r.l ("TYCO")

SERVICES:                    1.  Payroll and benefits provision and
                             administration, including continued coverage under any Employee Plans or International Plans (as defined in the Purchase Agreement), provided that Seller shall be obligated only to use its best efforts to provide coverage during the transition period under the Seller's Section 401k plans.

                             2. Accounting and other MIS support, including but not limited to TOPS order entry and processing, Oracle reports support, and Data Warehouse services, including electronic communication support (E.G., e-mail and internet access).

                             3. Manufacturing, warehousing, and distribution services.

                             4.  Such other services (which may include
                             subleases on terms similar to those being provided to Seller) the parties may agree are reasonably necessary in connection with the transition of the Business from TNB to Tyco.

                             Such services shall be provided at the following shared locations during the transition period:

                             Attleboro
                             Darmstadt
                             Tokyo
                             Sendai
                             Singapore
                             Rungis
                             Milano
                             Luton
                             Osaka/Nagoya
                             Brooksville

                             LutonRhodes St. Goegnies
                             La Louviere

TERM OF                      For payroll and benefits provision and
SERVICES:                    administration, a term from the Closing Date until
                             December 31, 2000. For all other transition services, an initial term of four months from the Closing Date, with an additional two month term upon 30 days prior written notice.


CANCELLATION                 Any or all transition services may be cancelled by
OF SERVICES:                 Tyco at anytime during the term upon 30 days prior
                             written notice.


PRICING: During the initial term, Tyco to pay TNB's fully-burdened (i.e., including allocated overhead) cost plus (i) any and all taxes assessed on the provision of the services without offset or deduction, and (ii) unbudgeted capital expenditures necessary in order to provide the services. During any extensions of the initial term, Tyco to pay fully-burdened cost plus 5% (as well as any amounts described in (i) or (ii) of the preceding sentence).


PAYMENT TERMS:               Monthly invoicing, with payment due 30 days from
                             receipt of invoice.

THIRD PARTY                  TNB will not provide services for which it is
CONSENTS:                    unable to obtain any necessary third-party consent.
                             TNB shall use reasonable efforts to obtain such consents. All reasonable out-of-pocket expenses incurred in obtaining any such consent shall be reimbursed by Tyco.

CONFIDENTIALITY:             Mutual confidentiality and non-use provisions.

TERMINATION:                 By either party upon material breach of agreement
                             that is not cured within a reasonable amount of time upon written notice.

GOVERNING LAW/DISPUTE        New York law.  Disputes as to cost/reimbursement
RESOLUTION:                  matters to be submitted to independent "big-four"
                             accounting firm (other than current accountants of TNB and Tyco). All other disputes to be submitted to AAA arbitration.

PART B.

PROVIDER:                    Tyco

PURCHASER:                   TNB

SERVICES:                    1.  Subleases and the provisions of related
                             services (e.g., utilities).

                             2. Such other services as the parties may agree are reasonably necessary in connection with the transition of the Business from TNB to Tyco.

                             Such services shall be provided at the following shared locations during the transition period:

                             Attleboro
                             Darmstadt
                             Tokyo
                             Sendai
                             Singapore
                             Rungis
                             Milano
                             Luton
                             Osaka/Nagoya
                             Brooksville
                             Luton
                             Rhodes St. Goegnies
                             La Louviere

TERM OF                      An initial term of four months from the Closing
SERVICES:                    Date, with an additional two month term upon 30
                             days prior written notice.

CANCELLATION                 Any or all transition services may be cancelled by
OF SERVICES:                 TNB at anytime during the term upon 30 days prior
                             written notice.


PRICING: With respect to subleases and related services, TNB to pay the proportionate share of rent and related costs based on the proportion of floor space subleased in each location. With respect to any other services, during the initial term, TNB to pay Tyco's fully-burdened (i.e., including allocated overhead) cost plus (i) any and all taxes assessed on the provision of the services without offset or deduction, and (ii) unbudgeted capital expenditures necessary in order to provide the services. During any extensions of the initial term, TNB to pay fully-burdened cost plus 5% (as well as any amounts described in (i) or (ii) of the preceding sentence).

PAYMENT TERMS:               Monthly invoicing, with payment due 30 days from
                             receipt of invoice.

THIRD PARTY                  Tyco will not provide services for which it is
CONSENTS:                    unable to obtain any necessary third-party consent.
                             Tyco shall use reasonable efforts to obtain such consents. All reasonable out-of-pocket expenses incurred in obtaining any such consent shall be reimbursed by TNB.

CONFIDENTIALITY:             Mutual confidentiality and non-use provisions.

TERMINATION:                 By either party upon material breach of agreement
                             that is not cured within a reasonable amount of time upon written notice.

GOVERNING LAW/DISPUTE        New York law.  Disputes as to cost/reimbursement
RESOLUTION:                  matters to be submitted to independent "big-four"
                             accounting firm (other than current accountants of TNB and Tyco). All other disputes to be submitted to AAA arbitration.

                           CROSS-REFERENCE TARGET LIST

 NOTE: DUE TO THE NUMBER OF TARGETS SOME TARGET NAMES MAY NOT APPEAR IN THE
        TARGET PULL-DOWN LIST.
 (This list is for the use of the wordprocessor only, is not a part of this document and may be discarded.)


ARTICLE/SECTION TARGET NAME                 ARTICLE/SECTION TARGET NAME
===========================                 ===========================

1.........................def.art           5....................cov.sell.art
1.01..........................def           5.01...............sell.cond.busi
1.01(a)..................term.def           5.01(a)..............buy.not.acqu
1.01(b).................term.list           5.01(b)...........buy.sell.assets
2..................purch.sale.art           5.01(c)............buy.not.commit
2.01................pur.and.sales           5.01(i).....sel.not.make.tax.elec
2.02....................ex.assets           5.02...................acc.inform
2.03.....................ass.liab           5.02(a)..........full.access.info
2.04..................exclud.liab           5.02(b)...........access.to.books
2.05..............assign.cont.rts           5.03............not.of.cer.events
2.06............pur.prc.all.purch           5.03(a)............person.conesnt
2.06..................purch.price           5.03(b)..........gov.regul.agency
2.07......................closing           5.03(c)........actions.threatened
2.07(a)(ii).....assign.assump.agt           5.05......................non.com
2.08...............clos.bal.sheet           6.....................cov.buy.art
2.08(a)............As.promptly.as           6.01...............confientiality
2.08(b)........if.seller.disagree           6.02.......................access
2.08(c)............if.a.notice.of           6.03...................trademarks
2.08(d).........acct.coop.bal.sht           6.03(a)(v)..........trademark a.v
2.09..............adj.purch.price           6.03(a)(vi)........trademark.a.vi
2.09(a).........if.base.net.worth           7....................cov.buy.sell
2.09(c)............meth.of.paymnt           7.01...........best.efforts.furth
3....................rep.war.sell           7.02.................cert.filings
3.01..................corp.exist.           7.03..............public.announce
3.02..............sell.corp.autho           7.04.....................warn.act
3.03..................gov't.auth.           7.06..............not.occ.non-occ
3.04...............noncontravent.           8.....................tax.matters
3.05..................req.consent           8.01.........................defs
3.06(b)...................all.out           8.02......................tax.rep
3.06(b)(i)................out.sec           8.03..............pur.price.alloc
3.06(b)(ii)...............out.opt           8.03(a).........pur.price.alloc.a
3.06(c)..............none.sub.own           8.03(b).........pur.price.alloc.b
3.07................mat.contracts           8.03(c).........pur.price.alloc.c
3.07(a)..........except.contracts           8.03(d).........pur.price.alloc.d
3.07(b).........each.contract.dis           8.03(e).........pur.price.alloc.e
3.08.....................sell.lit           8.03(g).........pur.price.alloc.h
3.08(a)...................litig.a           8.04..................tax.sharing
3.08(b)...................litig.b           8.05.............coop.tax.matters
3.09.................comp.w.laws.           8.06..............Indem.by.seller
3.10...................properties           8.06(a)...................indem.a
3.10(a)............sell.real.prop           8.06(b)...................indem.b
3.10(b)............sell.has.title           8.06(c)..........demand.for.taxes
3.10(b)(i)......liens.dis.bal.sht           8.06(d)...................indem.e
3.10(b)(ii).....liens.tax.not.due           8.07..............seller.survival
3.10(b)(iv).....liens.not.detract           9....................emp.bene.art
3.11...................intel.prop           9.01..........Empl.Offers.of.empl
3.12......................ins.cov           9.01(a)..........transferred.empl
3.13.................finders.fees           9.01(b)..........coll.bargain.agt
3.14...............sell.employees           9.01(c).........empl.benefit.plan
3.15.............employ.ben.plans           9.01(d).....oblig.of.col.barg.agt
3.16....................labor.mat           9.02.................seller.plans
3.16(a).........employmt.practice           9.02(a).........seller.401k.plans
3.17...............environ.compl.           9.02(b).....seller.responsibility
3.17(a)(i).........no.writ.notice           9.03............third.party.benef
3.17(a)(ii)sell.obtain.all.env.perm         9.04................exclud.employ
3.17(a)(iii), 3.17(a)(iv)no.environ.invest  10......................cond.clos
3.17(b).......................001           10.01(a)...............clo.con(a)
3.19.................power.attorn           10.01(b)..........notwithstanding
3.23................prod.lib.recl           10.02..............cond.oblig.buy
3.23(a).............reliability.a           10.02(a)..........sell.perf.oblig
4.....................rep.war.buy           10.02(a)(ii)....rep.war.sell.true
4.01...............org.and.exist.           10.02(b)............rec.sell.docs
4.02...............buy.corp.autho           10.02(d)......................003
4.03................buy.gov.autho           10.03.............cond.oblig.sell
4.04...........sec.noncontravent.           10.03(a).......buy.perf.all.oblig
4.05....................buy.finan           10.03(b)........sell.rec.all.docs
4.06...............buy.litigation           11.................surv.indem.art
4.07.............buy.finders.fees           11.01....................survival
4.08..................inspections           11.02.............indemnification


ARTICLE/SECTION TARGET NAME                 ARTICLE/SECTION TARGET NAME
===========================                 ===========================

11.02(a)............seller.hereby
11.02(a)(i).........dam.misrepres
11.02(a)(ii)...dam.misrepresen.ii
11.02(b).............buyer.hereby
11.02(b)(i)misrep.breach.warranty
11.02(b)(ii)...dam.misreprese.iii
11.02(c)..........buyer.hereby(c)
11.02(c)(i)...................005
11.02(c)(ii)(A)...............007
11.02(c)(ii)(B)...............009
11.02(c)(ii)(C)...............011
11.03..................procedures
11.03(a)..............indem.party
11.03(b)..............third.party
11.03(c)......indem.party.control
11.03(d)...............party.coop
11.03(f)(ii)..................013
11.03(f)(v)...........seller.oblg
11.04................calc.damages
11.04(a)..........dam.indem.party
11.04(b).........indem.party.liab
11.05...............assign.claims
11.06.................exclusivity
12.......................term.art
12.01................grounds.term
12.01(a)...............mutual.agt
12.01(b)..........clos.not.consum
12.01(c)............trans.illegal
12.02.................effect.term
14........................litig.a
13.......................misc.art
13.01.....................notices
13.02.................amend.waive
13.02(a)...........any.prov.amend
13.02(b)...........no.delay.waive
13.03....................expenses
13.04................succ.assigns
13.05...............governing.law
13.06................jurisdiction
13.07...........waiver.jury.trial
13.08................counterparts
13.09..................entire.agt
13.10.............bulk.sales.laws
13.11....................captions
14........................litig.b

ARTICLE/SECTION TARGET NAME                 ARTICLE/SECTION TARGET NAME
===========================                 ===========================






ARTICLE/SECTION TARGET NAME                 ARTICLE/SECTION TARGET NAME
===========================                 ===========================



                                      J-2